Exhibit 10.20

OFFICE LEASE AGREEMENT
FOR
TERRA VERDE AT SCOTTSDALE LANDING

TERRA VERDE OWNER LLC, a Delaware limited liability company
as Landlord

and

THE JOINT CORP., a Delaware corporation
as Tenant

Dated: May 17, 2019 (to be completed by Landlord upon Landlord’s execution of this Lease)

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OFFICE LEASE AGREEMENT
THIS OFFICE LEASE AGREEMENT is made and entered into as of the Effective Date by and between TERRA VERDE OWNER LLC, a Delaware limited liability company, as Landlord, and THE JOINT CORP., a Delaware corporation, as Tenant or the “Named Tenant”.
ARTICLE 1.BASIC LEASE PROVISIONS AND CERTAIN DEFINED TERMS

a.	Effective Date:	May 17, 2019 (to be completed by Landlord upon Landlord’s execution of this Lease)
b.	Landlord:	TERRA VERDE OWNER LLC, a Delaware limited liability company
c.	Landlord’s Notice Address:

c/o Wentworth Property Company802 North 3rd AvenuePhoenix, Arizona 85003Attn: James R. Wentworth/Tim Chester

With a copy to:Northwood Investors LLC
11355 W. Olympic Boulevard
Los Angeles, California 90064
Attn: Brady Thurman

And to:

Mast Law Firm, P.C.
2415 East Camelback Road, Suite 455
Phoenix, Arizona 85016
Attn: Trevor H. Chait

d.	Landlord’s Address for Payment of Rent:	TERRA VERDE OWNER P.O. Box 98819 Las Vegas, Nevada 89193-8819
e.	Tenant:	THE JOINT CORP., a Delaware corporation
f.	Tenant’s Notice Address:	16767 N. Perimeter Center Drive, Scottsdale, Arizona, 85260
g.	Building:	The building commonly known as Terra Verde at Scottsdale Landing located at 16767 N. Perimeter Center Drive, Scottsdale, Arizona, 85260; where the context so requires, and whether so expressly provided in this Lease, the “Building” shall include the land on which it is located
h.	Premises:	Approximately 13,551 rentable square feet located on the first (1st) floor of the Building and currently known as Suite 110, as outlined on the floor plan attached as Exhibit “A” hereto
i.	Rentable Area of Building:	180,332 rentable square feet
j.	Tenant’s Pro Rata Share of the Building (“Tenant’s Pro Rata Share”):	7.51%
k.	Permitted Use:	General office
l.	Lease Term:	Seventy-two (72) months, plus the remainder of the calendar month in which the Commencement Date occurs if the Commencement Date occurs on a date other than the first day of a calendar month
m.	Commencement Date:
The date that is the earliest of (a) the date on which the Tenant Improvements (as defined in the Work Letter attached hereto as Exhibit “B” (the “Work Letter”)) are substantially completed (as defined in the Work Letter), (b) the date that is two hundred ten (210) days from the Effective Date (the “Outside Commencement Date”), and (c) the date on which Tenant begins to conduct its business from the Premises

n.	Base Monthly Rent:
o.	Period(months) Months 01 – 12** Months 13 - 24 Months 25 - 36 Months 37 - 48 Months 49 - 60 Months 61 - 72
Annual Rental Rate*
$30.00 per rentable square foot
$30.75 per rentable square foot
$31.52 per rentable square foot
$32.31 per rentable square foot
$33.12 per rentable square foot
$33.95 per rentable square foot
Base Monthly Rent $33,877.50 $34,724.44 $35,593.96 $36,486.07 $37,400.76 $38,338.04
p.
*The foregoing Base Monthly Rent does not include Additional Rent (as hereinafter defined) or rental, excise, sales, or transaction privilege taxes imposed by any taxing authority upon Landlord or its receipt of any amounts paid by Tenant pursuant to this Lease, including without limitation on parking charges, all of which are payable by Tenant.

**Notwithstanding the foregoing, provided there is no Event of Default (as hereinafter defined) under this Lease, Landlord hereby agrees to abate Tenant’s obligation to pay Base Monthly Rent for the first six (6) months (the “Abatement Period”) after the Commencement Date (as hereinafter defined) (such total amount of abated Base Monthly Rent, in the amount of $203,265.00, being hereinafter referred to as the “Abated Amount”). During such Abatement Period, Tenant will still be responsible for the payment of all other obligations under this Lease. Tenant acknowledges that any Event of Default by Tenant under this Lease will cause Landlord to incur costs not contemplated in this Lease, the exact amount of such costs being extremely difficult and impracticable to ascertain. Therefore, should an Event of Default exist at any time during the Lease Term, and as a result thereof Landlord terminates this Lease, then the total unamortized sum of such Abated Amount (amortized on a straight line basis over the Lease Term at eight percent (8%) annual interest) so conditionally excused shall become immediately due and payable by Tenant to Landlord; provided, however, Tenant acknowledges and agrees that nothing herein is intended to limit any other remedies available to Landlord under this Lease, at law or in equity if there is an Event of Default. The right to the Abated Amount shall be personal to the Named Tenant and its Permitted Transferee (as hereinafter defined) and is only be applicable to the Named Tenant and its Permitted Transferee and not to any assignee, sublessee or other transferee of the Named Tenant’s interest in the Lease.

Further notwithstanding the foregoing, provided there is no Event of Default under this Lease, Landlord hereby agrees that Tenant shall only be obligated to pay Base Monthly Rent to Landlord on 11,500 rentable square feet of the Premises from the expiration of the Abatement Period until December 31, 2020 (the “Reduced Amount Period”); the difference between the full amount of Base Monthly Rent payable by Tenant during the Reduced Amount Period and the reduced amount of Base Monthly Rent payable by Tenant during the Reduced Amount Period pursuant to the foregoing is hereinafter referred to as the “Reduced Amount”). During the Reduced Amount Period, Tenant will still be responsible for the payment of all other obligations under this Lease. Tenant acknowledges that any Event of Default by Tenant under this Lease will cause Landlord to incur costs not contemplated in this Lease, the exact amount of such costs being extremely difficult and impracticable to ascertain. Therefore, should an Event of Default exist at any time during the Lease Term, and as a result thereof Landlord terminates this Lease, then the total unamortized sum of the Reduced Amount (amortized on a straight line basis over the Lease Term at eight percent (8%) annual interest) so conditionally excused shall become immediately due and payable by Tenant to Landlord; provided, however, Tenant acknowledges and agrees that nothing herein is intended to limit any other remedies available to Landlord under this Lease, at law or in equity if there is an Event of Default. The right to the Reduced Amount shall be personal to the Named Tenant and its Permitted Transferee and is only be applicable to the Named Tenant and its Permitted Transferee and not to any assignee, sublessee or other transferee of the Named Tenant’s interest in the Lease.

q.	Security Deposit:	$33,877.50. Within ten (10) days after the parties’ full execution and delivery of this Lease, Landlord shall refund to Tenant the sum of $41,122.50, representing the difference between $75,000.00 (which amount Landlord in currently holding pursuant to the existing Office Lease Agreement between Landlord and Tenant dated September 17, 2013 (the “Existing Lease”), which Existing Lease pertains to Suite 240 in the Building (the “Existing Premises) and which Existing Lease is scheduled to expire on July 31, 2019), and the amount of the Security Deposit required hereunder.
r.	Base Year:	2019
s.	Tenant Improvements:	See Work Letter
t.	Building Hours:	8:00 a.m. to 6:00 p.m., Monday through Friday and 8:00 a.m. to 1:00 p.m. on Saturday, excluding recognized federal, state or local holidays
u.	Parking:	See Article 12
v.	Landlord’s Broker:	Cushman & Wakefield (Mike Beall/Sean Spellman/Christopher S. Walker)
w.	Tenant’s Broker:	Cresa (Mike Gordon)
x.	Guarantor(s):	None
y.	Mortgagee:	Western Alliance BankOne East Washington Street, 14th FloorPhoenix, Arizona 85004Attn: Ericka Deneke LeMaster
z.	Managing Agent:	Wentworth Management Company2701 East Camelback Road, Suite 185Phoenix, Arizona 85016Attn: Sheryl Hays
aa.
ARTICLE 2.DEMISE AND POSSESSION
a.Landlord leases to Tenant and Tenant leases from Landlord the Premises for the Lease Term. The Premises shall have an upper boundary of the underside of the floor slab immediately above the Premises and a lower boundary of the unfinished upper surface of the floor slab upon which the Premises are situated. The Premises are part of the Building.
b.Landlord and Tenant agree that for all purposes under this Lease including, without limitation, calculating Base Monthly Rent, Additional Rent, Tenant’s Pro Rata Share, and the Building’s Pro Rata Share:

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(i) the Premises will be deemed to contain a rentable area comprising the number of square feet designated in Article 1, (ii) the Building will be deemed to contain a rentable area comprising the number of square feet designated in Article 1, and (iii) the square footages referenced in (i) and (ii) immediately above are stipulated amounts based on Landlord’s method of determining such square footage together with a load factor and other considerations.
c.Subject to the rights of Pulte Home Company, a Michigan limited liability company, with respect to the ROFR Available Space (as hereinafter defined) in effect as of the Effective Date, whose rights are superior to the rights granted to Tenant herein, and provided that (i) no Event of Default exists under this Lease as of the date of exercise and (ii) Tenant occupies the entire Premises as of the date Landlord is otherwise obligated to deliver the ROFR Notice (as hereinafter defined), Tenant shall have an ongoing right of first refusal (the “ROFR”) on the space that is depicted on Exhibit “F” attached hereto (the “ROFR Available Space”) for which any third-party makes a bona fide offer to Landlord that Landlord is willing to accept (an “Offer”). Upon Landlord’s receipt of an Offer, Landlord shall promptly deliver notice thereof, in writing, to Tenant (a “ROFR Notice”). The ROFR Notice shall contain in reasonable detail all of the material terms of such Offer (including, but not limited to, square footage, rental rate, base year, tenant improvement and other allowances, rent concessions and abatements and other financial inducements, included parking spaces and lease term). Upon Tenant’s receipt of a ROFR Notice, Tenant shall, within fifteen (15) days following such receipt, deliver to Landlord a written notice (a “ROFR Reply Notice”) stating whether or not it elects to exercise the ROFR with respect to the space identified in the ROFR Notice and that consists of or includes all or a portion of the ROFR Available Space (the “ROFR Space”), on the same terms and conditions stated in the Offer; provided, however, that the term of Tenant’s lease of the Premises and the ROFR Space shall be coterminous and shall be for a minimum of five (5) years, and, in that regard (A) if the Lease Term for the Premises is extended as a result of Tenant’s exercise of the ROFR, Base Monthly Rent for the Premises during the extended Lease Term shall be the same on a per rentable square foot basis as the base monthly rent schedule applicable to the ROFR Space (as such schedule is set forth in the Offer), and any tenant improvement allowance, free rent and/or other lease concessions contained in the Offer shall be amortized over the remaining Lease Term (as extended), (B) if the term for the ROFR Space is extended as a result of Tenant’s exercise of the ROFR, Base Monthly Rent for the ROFR Space during the extended ROFR Space term shall be the same on a per square foot basis as the Base Monthly Rent schedule applicable to the Premises, and any tenant improvement allowance, free rent and/or other lease concessions contained in the Offer shall be amortized over the remaining extended ROFR Space term, and (C) if both the Lease Term for the Premises and the term for the ROFR Space are extended as a result of Tenant’s exercise of the ROFR, Base Monthly Rent for both the Premises and the ROFR Space during the extended Lease Term and extended ROFR Space term shall increase 2.5% annually, and any tenant improvement allowance, free rent and/or other lease concessions contained in the Offer shall be amortized over the remaining extended Lease Term and extended ROFR Space term. Tenant’s ROFR Reply Notice shall be binding on and irrevocable by Tenant. Within ten (10) business days of Tenant’s timely issuance of a ROFR Reply Notice, the parties shall use good faith efforts to execute an appropriate amendment to this Lease regarding the terms of this Lease of the ROFR Space. If Tenant does not timely deliver its ROFR Reply Notice or if the parties, despite good faith efforts, are unable to timely reach agreement on an appropriate amendment after Tenant’s timely issuance of a ROFR Reply Notice, Landlord shall be free to lease such ROFR Space to the third-party upon the terms and conditions stated in the ROFR Notice. If (1) Tenant does not timely deliver its ROFR Reply Notice or if the parties, despite good faith efforts, are unable to timely reach agreement on an appropriate amendment after Tenant’s timely issuance of a ROFR Reply Notice, and (2) Landlord enters into a lease with the third-party on the terms specified in the ROFR Notice, Tenant’s right of first refusal shall not apply to any subsequent amendment of such lease. If (1) Landlord delivers to Tenant a ROFR Notice that pertains to less than all of the ROFR Available Space and (2) Landlord enters into a lease with Tenant or the prospective lessee on the terms described in the ROFR Notice, Tenant’s ROFR shall continue in effect with respect to the remaining ROFR Available Space. If the ROFR Space identified in any ROFR Notice includes space that is not part of the ROFR Available Space, Tenant’s acceptance of Landlord’s offer in the ROFR Notice shall require Tenant to enter into a lease for all of the ROFR Space identified in the ROFR Notice. The

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ROFR is personal to the Named Tenant and may not be assigned, transferred or conveyed to any party, except in connection with a permitted transfer of this Lease pursuant to Article 23.
ARTICLE 3.LEASE TERM
a.Except as otherwise provided in this Lease, the Lease Term shall be for the period set forth in Article 1.
b.Landlord leases the Premises to Tenant, and Tenant leases the Premises from Landlord, for the Lease Term. The Lease Term shall commence on the Commencement Date.
c.Landlord shall tender possession of the Premises in its “as-is”, “where-as” condition to Tenant within two (2) business days following the Effective Date. Except as otherwise expressly provided in this Lease, all provisions of this Lease shall be in effect between the Effective Date and the Commencement Date; provided, however, that Tenant’s use and occupancy of the Existing Premises shall be governed by and subject to the Existing Lease until the expiration thereof. By taking possession of the Premises, Tenant acknowledges that, except as otherwise agreed herein by Landlord, the Premises are in good order and satisfactory condition, that there are no representations or warranties by Landlord regarding the condition of the Premises or the Building, and that Tenant has examined and accepts the Premises in its present “as-is”, “where-as” condition and configuration. If Landlord is unable to timely tender possession of the Premises to Tenant for any reason whatsoever, Landlord shall not be liable to Tenant for any damages or losses resulting therefrom and this Lease shall continue in full force and effect, except that, unless the delay in the tender of possession is the result of delays caused by Tenant or any Tenant Party (as hereinafter defined), the Outside Commencement Date shall be delayed on a day-for-day basis for each day resulting from such delay in the tender of possession of the Premises to Tenant, and provided further that if, for any reason, the delivery of possession of the Premises has not occurred by the date that is thirty (30) days following the Effective Date, then Tenant may, by written notice to Landlord, terminate this Lease.
d.On or about the Commencement Date, Landlord may prepare and deliver to Tenant a commencement date notice in the form of Exhibit “C” attached hereto (the “Commencement Date Notice”), which Tenant agrees to execute and return to Landlord within ten (10) days of receipt thereof. Tenant’s failure to sign the Commencement Date Notice and return it to Landlord as provided above shall be deemed to be Tenant’s acceptance of all the terms in the Commencement Date Notice and shall not affect the validity of the Commencement Date or this Lease.
e.Provided no Event of Default exists under this Lease as of the date of exercise of the Renewal Option or as of the Renewal Term Commencement Date, Tenant shall have one (1) option to renew this Lease (the “Renewal Option”) for the entire Premises for a period of five (5) years (the “Renewal Term”) commencing on the first day following the expiration of the initial Lease Term (the “Renewal Term Commencement Date”). The Renewal Option is exercisable only by Tenant giving written notice thereof (“Renewal Notice”) to Landlord of its exercise of a Renewal Option at least nine (9) months prior to the expiration of the initial Lease Term.
i..The Base Monthly Rent payable hereunder for the Premises during the Renewal Term shall be adjusted to the Fair Market Rental Rate as of the applicable Renewal Term Commencement Date determined as follows:
(1) Landlord shall give Tenant written notice of Landlord’s determination of the Fair Market Rental Rate for the Renewal Term (“Landlord’s Statement”) within thirty (30) days after Landlord’s receipt of the Renewal Notice. Within sixty (60) days after Tenant’s receipt of Landlord’s Statement, Tenant shall give Landlord written notice of its election to either (a) accept the Fair Market Rental Rate set forth in Landlord’s Statement or (b) reject Landlord’s Statement and request that the Fair Market Rental Rate be determined by arbitration pursuant to Section 3.5.1(2). If Tenant fails to timely give Landlord notice of its rejection of Landlord’s

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Statement and request that the Fair Market Rental Rate be determined by arbitration pursuant to Section 3.5.1(2), then Tenant’s Renewal Notice shall be deemed revoked and of no further force or effect.
(2) If Tenant gives Landlord notice that it elects arbitration pursuant to Section 3.5.1(1), then, in order to determine the Fair Market Rental Rate for the Renewal Term, Landlord and Tenant, within fifteen (15) days after Landlord’s receipt of Tenant’s written notice of election to arbitrate, shall each simultaneously submit to the other in writing its good faith estimate of the Fair Market Rental Rate (“Good Faith Estimates”). If the higher of the Good Faith Estimates is not more than one hundred and five percent (105%) of the lower of the Good Faith Estimates, the Fair Market Rental Rate in question shall be deemed to be the average of the submitted rates. If otherwise, then the rate shall be set by arbitration to be held in Phoenix, Arizona, in accordance with the Real Estate Valuation Arbitration Rules of the American Arbitration Association, except that the arbitration shall be conducted by a single arbitrator selected as follows. Within five (5) business days after the simultaneous submittal by Landlord and Tenant of their respective Good Faith Estimates, each shall designate a recognized and independent real estate expert or broker who shall have at least ten years recent experience in the valuation of rental properties similar to and in the vicinity of the Building and Project, which expert or broker shall not be an affiliate of Tenant or Landlord. The two individuals so designated shall, within ten (10) business days after the last of them is designated, appoint a third independent expert or broker possessing the aforesaid qualifications to be the single arbitrator. The third arbitrator so selected shall, alone, pick one of the two Good Faith Estimates, being the Good Faith Estimate which is closer to the Fair Market Rental Rate as determined by the arbitrator using the definition set forth in Section 3.5.4, and such arbitrator shall be limited to the determination of the Fair Market Rental Rate and shall have no right to modify the terms or conditions of this Lease or to select any rate other than one of the two Good Faith Estimates submitted. The parties agree to be bound by the decision of the arbitrator, which shall be final and non-appealable, and shall share equally the costs of arbitration, and judgment upon the award rendered by the arbitrator may be entered in any court having jurisdiction thereof.
ii..During the Renewal Term, Tenant shall pay Additional Rent in accordance with the provisions of Article 5.
iii.. The Renewal Option is personal to the Named Tenant and may not be assigned, transferred or conveyed to any party, except in connection with a permitted transfer of this Lease pursuant to Article 23; provided, however, that if Tenant executes a Transfer that is approved by Landlord and Tenant remains liable for all obligations hereunder throughout the Renewal Term, then Tenant (but not such assignee or subtenant) may exercise the Renewal Option.
3.5.4 Fair Market Rental Rate. Subject to Section 3.5.1, the phrase “Fair Market Rental Rate” shall mean the fair market value annual rental rate that a comparable tenant would pay and a comparable landlord would accept in an arm’s length transaction for comparable space, for delivery on or about the applicable delivery or effective date, for a comparable use in comparable projects in the Scottsdale, Arizona area.
ARTICLE 4.RENT
a.Subject to the abatement of Base Monthly Rent as provided in Article 1, on the first day of every calendar month of the Lease Term commencing on the Commencement Date, Tenant will pay Rent, without deduction, offset, prior notice or demand, at the place designated by Landlord. Notwithstanding the

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foregoing, an amount equal to one rent paying full month of Base Monthly Rent minus the Reduced Amount (applicable to the seventh (7th) month of the Lease Term) is due and payable upon execution of this Lease. Rent for the month in which the Commencement Date occurs, the Lease Term expires, or the Rent adjusts, if other than the first or last day of the month, shall be prorated on a per diem basis. Rent shall include any municipal, county, state, or federal excise tax, sales tax, use tax, transaction privilege tax, gross proceeds tax, rent tax, or like tax now or hereafter levied or imposed against, or on account of any amounts payable under this Lease by Tenant or the receipt thereof by Landlord (but excluding income, capital levy, franchise, capital stock, gift, estate or inheritance taxes).
b.All payments of Rent shall be in lawful money of the United States of America by good and sufficient check or by other means (such as automatic debit or electronic transfer) acceptable to Landlord.
c.The obligation of Tenant to pay Rent shall be independent of every other obligation contained in this Lease, and Tenant shall not be entitled to an offset against Rent for any amounts due or to become due from Landlord.
d.Notwithstanding any practice of Landlord from time to time of issuing to Tenant courtesy statements of setting forth Rent due, Tenant’s obligation to pay Rent by its due date shall not be conditioned on Tenant’s receipt of any such statement.
e.Landlord’s acceptance of less than the correct amount of Rent shall be considered a payment on account of the earliest Rent due.
f.No payment by Tenant or receipt by Landlord of a lesser amount than the Rent then due shall be deemed to be other than on account of the Rent, nor shall any endorsement or statement on any check or any letter accompanying any check or payment be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord’s right to recover the balance of such Rent or pursue any other remedy provided in this Lease.
ARTICLE 5.ADDITIONAL RENT
a.All charges payable by Tenant under this Lease other than Base Monthly Rent are called and shall be deemed “Additional Rent.” Unless this Lease provides otherwise, Additional Rent then due is to be paid together with the next installment of Base Monthly Rent. The term “Rent” as used in this Lease shall mean Base Monthly Rent and Additional Rent.
b.Commencing on the first day following the one (1) year anniversary of the Commencement Date, Tenant shall pay, as Additional Rent, Tenant’s Pro Rata Share of the amount, if any, by which Expenses (as hereinafter defined) for each calendar year during the Lease Term exceed Expenses during the Base Year (the “Expense Excess”). If Expenses in any calendar year decrease below Expenses during the Base Year, Tenant’s Pro Rata Share of Expenses for that calendar year shall be zero dollars ($0).
c.Landlord shall provide Tenant with a good faith estimate of the Expense Excess for each calendar year during the Lease Term after the Base Year. On or before the first day of each calendar month during the Lease Term after the Base Year, Tenant shall pay to Landlord a monthly installment equal to one-twelfth (1/12) of Tenant’s Pro Rata Share of Landlord’s estimate of the Expense Excess. If Landlord determines at any time that its good faith estimate of the Expense Excess was incorrect by a material amount, Landlord may provide Tenant with a revised estimate. After its receipt of the revised estimate, Tenant’s monthly payments shall be based upon the revised estimate. If Landlord does not provide Tenant with an estimate of the Expense Excess before the beginning of any calendar year, Tenant shall continue to pay monthly installments based on the previous year’s estimate(s) until Landlord provides Tenant with the new estimate. Upon delivery of the new estimate, an adjustment shall be made for any month for which Tenant paid monthly installments based on the previous year’s estimate(s). Any overpayment shall be credited against the next due future installment(s) of Additional Rent. Tenant shall pay Landlord the amount of any underpayment within thirty (30) days after

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receipt of the new estimate. The terms of the preceding sentence shall survive the expiration of the Lease Term or earlier termination of the Lease.
d.By no later than April 30 of each calendar year (commencing with the second calendar year after the Base Year), Landlord shall use commercially reasonable efforts to furnish Tenant with a statement of the actual Expenses and Expense Excess for the prior calendar year. If the estimated Expense Excess for the prior calendar year is more than the actual Expense Excess for the prior calendar year, Landlord shall apply any overpayment by Tenant against Additional Rent due or next becoming due, provided if the Lease Term expires or is otherwise terminated before the determination of the overpayment, Landlord shall refund any overpayment to Tenant after first deducting any outstanding amount of Rent due. If the estimated Expense Excess for the prior calendar year is less than the actual Expense Excess for such prior calendar year, Tenant shall pay Landlord, within thirty (30) days after Tenant’s receipt of the statement of actual Expenses, any underpayment for the prior calendar year. Any delay or failure of Landlord in (i) delivering any estimate or statement described in this Article 5 or (ii) computing or billing Tenant’s Pro Rata Share of Expense Excess shall not constitute a waiver of Landlord’s right to require an increase in Additional Rent, or in any way impair the continuing obligations of Tenant under this Article 5. In the event of any dispute as to any Expense Excess due under this Article 5, an officer of Tenant or Tenant’s lease administrator or certified public accountant whose fee is not contingent on the outcome of the audit in any way shall have the right after reasonable notice and at reasonable times, but not more than once each calendar year, to inspect Landlord’s accounting records at Landlord’s accounting office. If after such inspection, Tenant still disputes such Expense Excess, upon Tenant’s written request therefor, a certification as to the proper amount of Expense Excess payable by Tenant shall be made by an independent certified public accountant mutually agreed to by Landlord and Tenant. If Landlord and Tenant cannot mutually agree to an independent certified public accountant, then the parties shall submit such dispute to the American Arbitration Association to choose an independent certified public accountant to conduct the certification as to the proper amount of Tenant’s Pro Rata Share of Expense Excess due by Tenant for the period in question. Such certification shall be final and conclusive as to all parties. If the certification reflects that Tenant has overpaid Tenant’s Pro Rata Share of Expense Excess for the period in question, then Landlord shall credit such excess to Tenant’s next payment of Expense Excess or, at the request of Tenant, promptly refund such excess to Tenant, and conversely, if Tenant has underpaid Tenant’s Pro Rata Share of Expense Excess, Tenant shall promptly pay such additional Expense Excess to Landlord. Tenant agrees to pay the cost of such certification and the investigation with respect thereto unless it is determined that Landlord’s original statement was in error in Landlord’s favor by more than five percent (5%), in which event Landlord shall pay the cost of the certification and investigation. Tenant waives the right to dispute any matter relating to the calculation of Expense Excess under this Article 5 if any claim or dispute is not asserted in writing to Landlord within one hundred and eighty (180) days after delivery to Tenant of the original billing statement for the actual Expenses with respect thereto. The terms of this Section shall survive expiration of the Lease Term or earlier termination of this Lease.
e.“Expenses” are all costs, fees and expenses paid, incurred or imposed by Landlord (whether directly or through Managing Agent or other independent contractors) during each calendar year of the Lease Term in connection with the ownership, operation, maintenance, management, repair, replacement and insurance of the Building (including in all cases the personal property used in connection therewith), including, but not limited to, the following:
i..All Landlord Services (as hereinafter defined) and other services performed by or on behalf of Landlord in or to the Building.
ii..All utilities for the Building, including but not limited to Electrical Costs (as hereinafter defined) and charges for water, gas, steam, sewer, heating, air-conditioning, ventilation, lighting, and waste disposal, related to the maintenance and/or operation of the Building. “Electrical Costs” means: (a) charges paid by Landlord for electricity; and (b) costs incurred in connection with any energy management program for the Building, minus any utility reimbursement received from tenants for after-hours air.

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iii..Labor costs, including, wages, salaries, social security and employment taxes, similar government charges, fringe benefits, medical and other types of insurance, uniforms, training, and retirement and pension plans for all persons who perform duties in connection with the operation, maintenance and repair of the Building. Following Tenant’s written request, Landlord agrees to supply to Tenant the proportionate breakdown and back up documents illustrating the full percentage allocation of such salaries.
iv..Management fees, the rental value of any office space in the Building used as an office for the property manager of the Building or any portion thereof, the cost of equipping and maintaining a management office, accounting and bookkeeping services, legal fees not attributable to leasing or collection activity, clerical and supervisory staff, and other administrative costs. Landlord, by itself or through an affiliate, shall have the right to directly perform or provide any services under this Lease (including management services), provided that the cost of any such services shall not exceed the cost that would have been incurred had Landlord entered into an arms-length contract for such services with an unaffiliated entity of comparable skill and experience.
v..Taxes (as hereinafter defined).
vi..All legal and accounting costs and fees for licenses and permits related to the ownership and operation of the Building.
vii..Premiums and deductibles paid by Landlord for insurance, including workers compensation, fire and extended coverage, casualty, earthquake, general liability, rental loss, rent abatement, elevator, boiler and other insurance customarily carried from time to time by owners of comparable office buildings.
viii..The amortized cost of capital improvements (as distinguished from replacement parts or components installed in the ordinary course of business) that are made to the Building and that: (a) are performed primarily to reduce operating expense costs or otherwise improve the operating efficiency of the Building; (b) are required by any governmental authority (including changes in the Building required by the Americans with Disabilities Act); (c) are required to comply with any laws that are enacted, or first interpreted to apply to the Building, after the Effective Date; or (d) replace or repair existing Building equipment or components (including the roofs). The cost of such capital improvements shall be amortized by Landlord over the useful life of such improvements or, with respect to improvements described in clause (a) above, the reasonably estimated period of time that it takes for the cost savings resulting from a capital improvement to equal the total cost of the capital improvement, whichever is less. The amortized cost of such capital improvements may, at Landlord’s option, include actual or imputed interest at the rate that Landlord would reasonably be required to pay to finance the cost of the capital improvement.
ix..Intentionally omitted.
x..All fees, costs, expenses or other amounts payable by Landlord to any association established for the benefit of the Building, whether separately or combined with other properties, including without limitation common area maintenance charges paid by Landlord for the Building pursuant to any declaration of covenants, conditions and restrictions. In addition, if Landlord incurs other Expenses for the Building together with one or more other buildings or properties, whether pursuant to a reciprocal easement agreement, common area agreement or otherwise, the shared costs and expenses shall be equitably prorated and apportioned between the Building and the other buildings or properties as determined by Landlord in its sole discretion.
xi..Any parking charges, utility surcharges, occupancy taxes or any other costs resulting from statutes or regulations, or interpretations thereof enacted by any governmental authority in connection with the use or occupancy of the Building or any part thereof.

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As used herein, “Expenses” shall not include the cost of capital improvements (except as set forth above); depreciation; interest (except as provided above for the amortization of capital improvements); principal payments of mortgage and other non-operating debts of Landlord; the cost of repairs or other work to the extent Landlord is reimbursed by insurance or condemnation proceeds; costs in connection with leasing space in the Building, including brokerage commissions, marketing and advertising costs; lease concessions, including rental abatements and construction allowances granted to specific tenants; costs incurred in connection with the sale, financing or refinancing of the Building; fines, interest and penalties incurred by Landlord due to the late payment of Expenses; organizational expenses associated with the creation and operation of the entity which constitutes Landlord; any costs paid directly by Tenant or any other tenant of the Building; any costs or expenses (including attorneys’ fees) incurred by Landlord in the negotiation or enforcement of any other lease in the Building; money Landlord must pay if it defaults under a lease or other agreement; the cost of containing, removing or otherwise remediating any contamination of any portions of the Building or other environmental liability (including any expenses of removal or remediation of any underground storage tank on the Premises or the Building); any excessive amount the Landlord pays a contractor or vendor because of a special relationship or not the result of competitive bidding; or any penalties or damages that Landlord pays to Tenant under this Lease or to other tenants in the Building under their respective leases.
f.If there is a change in the rentable area of the Building or the Premises during the Lease Term, Tenant’s Pro Rata Share shall be adjusted accordingly. The rentable square footage figures set forth in this Lease for the Premises and the Building are approximate and may be subject to inaccuracy or future change. No amount payable hereunder shall be adjusted due to any deviation in the actual rentable square footage figure for the Premises from that set forth herein.
g.Notwithstanding anything to the contrary contained herein, Tenant shall not be obligated to pay for Controllable Expenses (as hereinafter defined) in any full calendar year of the Lease Term after the Base Year to the extent that the amount of Tenant’s Pro Rata Share for such year exceeds the Controllable Expense Cap (as hereinafter defined). The “Controllable Expense Cap” shall equal, for the year after the Base Year, one hundred five percent (105%) of the Controllable Expenses for the Base Year, and the “Controllable Expense Cap” for each succeeding year shall equal one hundred five percent (105%) of the Controllable Expense Cap for the prior calendar year. The Controllable Expenses Cap shall be calculated on a compounding, cumulative and aggregate basis. “Controllable Expenses” means all Expenses other than Taxes, insurance expenses, utility expenses, any costs arising out of any laws enacted or first enforced by any governmental agency having jurisdiction over the Project after the Commencement Date, or any other costs beyond the reasonable control of Landlord.
h.Any Expenses attributable to a period that falls only partially within the Lease Term shall be prorated.
i.If the Building is not at least ninety-five percent (95%) occupied during any calendar year or if Landlord is not supplying services to at least ninety-five percent (95%) of the total rentable area of the Building at any time during a calendar year, Expenses shall, at Landlord’s option, be determined as if the Building had been ninety-five percent (95%) occupied and Landlord had been supplying services to ninety-five percent (95%) of the rentable area of the Building during that calendar year. The extrapolation of Expenses under this Section shall be performed by appropriately adjusting the cost of those components of Expenses that are impacted by changes in the occupancy of the Building. Notwithstanding the foregoing, in no event shall Landlord retain more than the actual Expenses for the Building after the amount is determined and settled with tenants of the Building.
j.Any sum payable by Tenant which would not otherwise be due until after the date of the termination of this Lease shall, if the exact amount is uncertain at the time that this Lease terminates, be paid by Tenant to Landlord upon such termination in an amount to be determined by Landlord, with an adjustment to be made once the exact amount is known.

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ARTICLE 6.TAXES
a.“Taxes” shall mean: (a) all real estate taxes and other assessments on the Building, including, but not limited to, assessments for special improvement districts and building improvement districts, taxes and assessments levied in substitution or supplementation in whole or in part of any such taxes and assessments, and the Building’s share of any real estate taxes and assessments under any reciprocal easement agreement, common area agreement or similar agreement as to the Building; (b) all personal property taxes for property that is owned by Landlord and used in connection with the operation, maintenance and repair of the Building; and (c) all costs and fees incurred in connection with seeking reductions in any tax liabilities described in (a) and (b) above, including, without limitation, any costs incurred by Landlord for compliance, review and appeal of tax liabilities. Taxes shall not include any income, capital levy, franchise, capital stock, gift, estate or inheritance tax. If an assessment is payable in installments, Taxes for a calendar year shall only include the amount of the installment and any interest due and payable during such calendar year. For all other real estate taxes, Taxes for a calendar year shall include the amount accrued, assessed or otherwise imposed for that calendar year. If a change in Taxes is obtained for any calendar year of the Lease Term during which Tenant paid Tenant’s Pro Rata Share, then Taxes for that year will be retroactively adjusted and Landlord shall provide Tenant with a credit, if any; or, if the foregoing adjustment results in an increase in the Taxes for such calendar year, then Tenant shall pay Landlord the amount of Tenant’s Pro Rata Share of any such increase as Additional Rent within thirty (30) days after Tenant’s receipt of a statement from Landlord.
b.In addition to the foregoing, Tenant will be liable for and pay before delinquency (a) all taxes and assessments charged against trade fixtures, furniture, furnishings, equipment or any other personal property belonging to Tenant and (b) any increase in the assessed value of the Building based on the value of any such personal property (collectively, “Tenant’s Direct Tax Obligations”). Tenant will make all necessary arrangements to have Tenant’s Direct Tax Obligations billed separately to the extent possible. If any of Tenant’s Direct Tax Obligations are taxed with the Building, Tenant will pay Landlord the full amount of such taxes immediately upon demand by Landlord, notwithstanding any right to appeal Tenant may have. The provisions of the preceding sentence shall survive expiration of the Lease Term or earlier termination of this Lease.
ARTICLE 7.COMMON AREAS
a.“Common Areas” are defined as all areas and facilities outside the Premises and within the exterior boundary line of the Building (and the land on which the Building is located) that are provided and designated by Landlord from time to time for the non-exclusive use of Landlord, Tenant and other tenants of the Building and their respective employees, agents, customers and invitees. Common Areas include, but are not limited to, all of the following, to the extent applicable and to the extent that the same are not designated by Landlord for the exclusive use of one or more tenants of the Building: all parking areas, loading and unloading areas, trash areas, roadways, sidewalks, walkways, parkways, driveways, common corridors, lobby areas, vending areas, cafeteria areas, gymnasium or workout facility areas, landscaped areas, public elevators, public stairways and public restrooms used in common by tenants.
7.3 Subject to the Rules and Regulations (as hereinafter defined) and all of the terms and conditions of this Lease, Tenant and Tenant’s owners, officers, directors, members, managers, partners, trustees, employees, representatives, shareholders, affiliates, advisors, agents, contractors, vendors, consultants, licensees, invitees, heirs, executors, administrators, customers, clients, assignees, sublessees, successors and assigns (collectively, “Tenant Parties”) have the non-exclusive right (in common with any other person granted use by Landlord) to use the Common Areas during the Lease Term.
7.4 Landlord shall have the right, from time to time and in its sole discretion, to: (a) make changes to the Building and/or Common Areas, including, without limitation, changes in the location, size, shape and number of driveways, entrances, parking spaces, parking areas, ingress, egress, direction of driveways,

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entrances, corridors, parking areas and walkways; (b) close temporarily any of the Building and/or Common Areas, so long as reasonable access to the Premises remains available; (c) add or remove buildings in and improvements to Building and/or the Common Areas, including without limitation construction of an above-grade parking facility; (d) use the Common Areas while engaged in making additional improvements, repairs or alterations to the Building or any portion thereof; and (e) do and perform any other acts or make any other changes in, to, or with respect to, the Building and/or Common Areas as Landlord may, in the exercise of sound business judgment, deem to be appropriate; provided that none of the foregoing changes shall (i) materially diminish the parking available to Tenant or Tenant’s use and enjoyment of the Common Areas, or (ii) materially increase Expenses.
ARTICLE 8.SERVICES TO BE FURNISHED BY LANDLORD
a.Landlord agrees to furnish Tenant with the following services (“Landlord Services”), the costs and expenses attributable to which shall be included in the Expenses:
i..Water service for use in the lavatories on each floor on which the Premises are located.
ii..Heating, ventilating and air conditioning (“HVAC”) services in season during Building Hours as set forth in Article 1, at such temperatures and in such amounts as are standard for comparable buildings or as required by governmental authority. Tenant shall have the right to receive HVAC service during hours other than Building Hours using a tenant override system. Tenant shall pay Landlord the standard charge for the additional service as reasonably determined by Landlord from time to time, which as of the Effective Date is $6.00 per hour per zone.
iii..Landlord’s Maintenance Obligations (as defined in Section 18.1 below).
iv..Exterior painting and cleaning, including windows.
v..Janitor service for the Building not less than five (5) days per week, unless such week includes a legal holiday, and unless, with Landlord’s consent, which Landlord may withhold in its sole and absolute discretion, Tenant separately contracts for such janitor services.
vi..If Tenant’s use, floor covering or other improvements require special services in excess of the standard services for the Building, Tenant shall pay the additional cost attributable to such special services, including any reasonable and customary markup for profit or overhead.
vii..Trash and debris removal related to the maintenance or operation of the Premises and the Building.
viii..Alarm and security services for the Building as are customarily provided from time to time by owners of comparable office buildings in Landlord’s sole reasonable discretion.
ix..Elevator service for the Building.
x..Electricity to the Premises for general office use, in accordance with and subject to the terms and conditions set forth herein.
xi..Interior (Common Areas only) and exterior pest control.
xii..Such other services as Landlord reasonably determines are necessary or appropriate for the Premises and the Building (and the land on which the Building is located).
b.Landlord’s failure to furnish, or any interruption or termination of services due to the application of laws, the failure of any equipment, the performance of repairs, improvements or alterations, or the occurrence of any event or cause beyond the reasonable control of Landlord shall not render Landlord liable to Tenant, constitute a constructive eviction of Tenant, give rise to an abatement of Rent, nor relieve Tenant from the obligation to fulfill any covenant or agreement. In no event shall Landlord be liable to Tenant for any loss or

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damage, including without limitation the loss or theft of any equipment or other property belonging to Tenant or Tenant Parties arising out of or in connection with the failure of any Landlord Services.
ARTICLE 9.SECURITY DEPOSIT
If an Event of Default occurs, Landlord may retain, use, or apply all or any part of the Security Deposit to compensate Landlord for any loss or damage suffered as a result thereof, including, but not limited to, the payment of Rent and amounts Landlord is obligated or elects to spend as a result of such Event of Default. If any portion of the Security Deposit is so retained, used or applied, Tenant, upon demand, shall deposit with Landlord an amount sufficient to restore the Security Deposit to the amount provided in Article 1. Landlord will not be required to keep the Security Deposit separate from its general funds, and Tenant will not be entitled to interest thereon. Any mortgagee of Landlord, purchaser of the Building or Premises, or beneficiary of a deed of trust shall be relieved and released from any obligation to return the Security Deposit in the event such mortgagee, purchaser or deed of trust beneficiary comes into possession of the Premises by reason of foreclosure or trustee’s sale (including deed in lieu thereof) or proceeding in lieu of foreclosure unless the Security Deposit shall have been actually delivered to such mortgagee, purchaser or deed of trust beneficiary. The foregoing release does not relieve Landlord of any obligation it may have to return the Security Deposit. If Tenant fully and faithfully performs every provision of this Lease, the Security Deposit or the balance thereof will be returned to Tenant within thirty (30) days after the expiration of the Lease Term or earlier termination of this Lease. In no event will Tenant have the right to apply any part of the Security Deposit to Rent.
ARTICLE 10.USE OF PREMISES; QUIET CONDUCT
The Premises may be used and occupied only for the Permitted Use and for no other purpose without obtaining Landlord’s prior written consent. Tenant will not perform any act or carry on any practice that may injure the Premises or the Building, including but not limited to the use of equipment that causes vibration, heat or noise that is not properly insulated, nor shall Tenant allow any condition or thing to remain on or about the Premises that diminishes the appearance or aesthetic qualities of the Premises, the Building, or the surrounding property. Tenant shall observe and comply with, and not use or permit the Premises to be used in any way that constitutes a violation of the requirements of any board of fire underwriters or similar body relating to the Premises or of any law, rule, ordinance, restrictive covenant, governmental regulation or order now or hereafter in effect. Tenant shall not use or allow the Premises or the Building to be used (a) in violation of the Rules and Regulations (defined in Article 29 below), (b) in violation of any certificate of occupancy issued for the Premises or of any recorded covenants, conditions and restrictions now or hereafter affecting the Premises or the Building, or (c) for any improper, immoral, unlawful or reasonably objectionable purpose. Tenant shall not cause, maintain or permit any nuisance in, on or about the Premises or the Building nor commit or suffer to be committed any waste in, on or about the Premises or the Building. Tenant shall obtain and pay for all permits and licenses and shall promptly take all actions necessary to comply with all applicable statutes, ordinances, codes, regulations, orders, covenants and requirements regulating the use by Tenant of the Premises, including, without limitation, the Occupational Safety and Health Act and the Americans with Disabilities Act.
ARTICLE 11.HAZARDOUS MATERIALS
a.For purposes of this Lease:
i..“Environmental Requirements” means any federal, state, or local statutes, acts, laws, ordinances, rules, regulations, requirements, court and administrative rulings, and other obligations now or hereinafter enacted or adopted (including, without limitation, consent decrees and administrative orders) relating to the generation, use, manufacture, treatment, transportation, storage, disposal, discharge, or release of any Hazardous Materials (as hereinafter defined), or otherwise designed or intended to protect human health or the environment.

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ii..“Hazardous Materials” shall mean, collectively, any substance, compound, material, pollutant, contaminant, chemical, waste, or other matter, including without limitation asbestos, any petroleum fuel or byproduct, urea formaldehyde, or any radioactive substance, that is now, or shall hereafter be listed, defined or regulated as hazardous, extra-hazardous, extremely hazardous, flammable, explosive, toxic, or otherwise dangerous or which is or becomes subject to control, regulation or remediation under, or which otherwise may be the basis for any obligation, fine or penalty under, any applicable Environmental Requirements.
b.Tenant and Tenant Parties shall:
i..not manufacture, treat, test, process, store, handle, distribute, transport, use, produce, create, generate, discharge, release or dispose of any Hazardous Materials in, about, under, on or adjacent to the Building, the land on which the Building is located, or any part thereof;
ii..not engage in or permit any activity with a reasonable potential to result in the release or other discharge of any Hazardous Material on, at or from the Building or the land on which the Building is located);
iii..not operate at or near the Building (or the land on which the Building is located) in a manner that could lead to the imposition of liability on Tenant, Tenant Parties, Landlord, or Landlord Parties (as hereinafter defined) or the creation of a lien on the Building (or the land on which the Building is located) under any Environmental Requirement;
iv..notify Landlord promptly of any spill, release, discharge or disposal of Hazardous Materials into, on, onto, under or from the Building (or the land on which the Building is located), regardless of the source, whenever Tenant knows or suspects that such has occurred;
v..permit Landlord, Managing Agent, or any of Landlord’s owners, officers, directors, members, managers, partners, trustees, employees, representatives, shareholders, affiliates, advisors, agents, contractors, vendors, consultants, licensees, invitees, heirs, executors, administrators, successors and assigns (collectively with Managing Agent, “Landlord Parties”), upon twenty-four (24) hour prior notice, access to the Premises to conduct an environmental site inspection and assessment with respect thereto. If there is a spill or release at or from the Premises or Building (or the land on which the Building is located), Tenant agrees to allow Landlord and Landlord Parties immediate access to the Premises for any work necessary in relation to any suspected or actual spill or release;
vi..immediately take appropriate actions, at Tenant’s sole cost and expense and in accordance with all applicable Environmental Requirements, to remove, clean up and remediate any release, discharge, or spill of Hazardous Materials at, on, under or from the Building or any part thereof caused by Tenant or Tenant Parties;
vii..comply with all Environmental Requirements promulgated as of the Effective Date and all additional Environmental Requirements, if any, which may from time to time be enacted thereafter;
viii..obtain and maintain in good standing all permits necessary under Environmental Requirements for the operation of Tenant’s business; and
ix..immediately notify Landlord of any inquiry, test, investigation, enforcement proceeding, or other communication to, by or against Tenant or any Tenant Parties relating to any Environmental Requirement or any other environmental matter.
c.Notwithstanding anything to the contrary set forth in this Article 11, Tenant may use in the conduct of its business at the Premises those Hazardous Materials in quantity and type customarily used or sold in connection with the operations of a business engaged in the Permitted Use (and then only if such Hazardous Materials are used, stored and kept in accordance with applicable laws, codes and ordinances).
d.Tenant, for itself and its successors and assigns, shall be solely responsible for and agrees to protect, indemnify, save, defend (with counsel reasonably approved by Landlord) and hold harmless Landlord

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and all Landlord Parties (collectively, the “Indemnitees”) for, from, and against any and all claims, demands, liabilities, losses, damages, charges, costs, expenses, fines, penalties, suits, orders, causes of action, adjudications, and judgments that any Indemnitee may suffer or incur, including without limitation, investigation and clean-up costs, reasonable attorneys’ and consultants’ fees and expenses, and court costs (collectively, “Liabilities”), which arise during or after the Lease Term as a result of or attributable to: (a) any acts or omissions of Tenant or any Tenant Parties, (b) the breach by Tenant or any Tenant Parties of any of the obligations and covenants of Tenant set forth in this Article, (c) any contamination of the Premises or the Building (or the land on which the Building is located) directly or indirectly arising from the activities of Tenant, any Tenant Parties, or any other person other than Indemnitees, or (d) the use, generation, storage, release, threatened release, discharge, or disposal by Tenant or any Tenant Parties of Hazardous Materials on, under or about the Building or any property adjacent thereto, including without limitation: (x) consequential damages; (y) the costs of any required or necessary repairs, remediation, cleanup or detoxification of the Premises or any property adjacent thereto, and the preparation and implementation of any closure, remediation or other required plans; and (z) all reasonable expenses of any Indemnitee in connection with clauses (x) and (y), including without limitation costs and fees incurred under or as a result of the following:
i..any Environmental Requirement, including the assertion of any lien thereunder and any suit brought or judgment rendered, regardless of whether the action was commenced by a citizen (as authorized under any Environmental Requirement) or by a government agency;
ii..any spill or release of, or the presence of, any Hazardous Materials on or from the Premises, Building or any adjacent property, including any loss of value of any part of the Building or other property as a result of a spill, release or presence of any Hazardous Materials;
iii..any other matter affecting the Building within the jurisdiction of any governmental or quasi-governmental agency, including costs of investigations, remedial action, or other response costs, whether such costs are incurred by such governmental or quasi-governmental agency or any Indemnitee;
iv..Liabilities under the provisions of any Environmental Requirement;
v..Liabilities for personal injury or property damage arising under any statutory or common-law tort theory, including, without limitation, damages assessed for the maintenance of a public or private nuisance, or for the carrying of an abnormally dangerous activity, and response costs; and
vi..any remedial actions by Indemnitees as set forth in this Article 11.
e.Landlord shall have no obligation to remove, clean up or remediate any Hazardous Materials which were brought onto the Premises or the Building by Tenant, Tenant Parties or any other persons other than Indemnitees, including but not limited to Hazardous Materials used in connection with Tenant improvements, which removal, cleanup and remediation shall be the obligation of Tenant at its sole cost and expense. Notwithstanding the foregoing:
i..In the event that Tenant fails to comply with any Environmental Requirement or any provision of this Article 11, Landlord may, but shall not be obligated to, take any and all actions that Landlord shall deem necessary or advisable in order to remediate any spill or release of Hazardous Materials or cure any failure of Tenant’s compliance, and Tenant shall indemnify Indemnitees for any expenses (including reasonable attorneys’ fees) incurred as a result thereof, together with interest at the Default Rate (as hereinafter defined); and
ii..Landlord shall have the right in good faith to pay, settle, compromise or litigate any Tenant Liabilities under this Article 11, upon ten (10) days prior written notice thereof to Tenant, based upon the belief that Tenant is liable therefor, whether actually liable or not, without the consent or approval of Tenant, unless Tenant, within such ten (10) day period, shall protest in writing and simultaneously with such protest deposit with Landlord collateral in form and substance sufficient, in Landlord’s sole discretion, to pay and satisfy any penalty, interest, or additional Liabilities which may accrue as a result

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thereof All costs and expenses incurred by Landlord in connection with the foregoing shall be subject to Tenant’s indemnification obligations set forth in this Article 11.
f.The provisions of this Article 11 shall survive the expiration of the Lease Term or earlier termination of this Lease.
ARTICLE 12.PARKING
For the period from the Commencement Date until December 31, 2020, subject to the parking rules and regulations attached hereto as Exhibit “D”, as such may be amended from time to time (the “Parking Rules and Regulations”), Landlord shall provide Tenant with the following parking spaces in the underground parking garage and surface lot serving the Building at the following charges, which charges Tenant shall be obligated to pay regardless of the number of parking spaces it actually uses:
•Seventeen (17) (based upon a ratio of 1.5 such space for every 1,000 rentable square feet of the Premises, assuming a rentable square footage of the Premises of 11,500) covered, reserved spaces in the underground parking garage at an initial charge of $65.00 per month per space (plus rental tax);
•Thirty-five (35) (based upon a ratio of 3.0 such spaces for every 1,000 rentable square feet of the Premises, assuming a rentable square footage of the Premises of 11,500) covered, unreserved spaces in the underground parking garage at a charge of $55.00 per month per space (plus rental tax); and
•Five (5) (based upon a ratio of 0.5 such space for every 1,000 rentable square feet of the Premises, assuming a rentable square footage of the Premises of 11,500) uncovered, unreserved spaces on the surface lot at a charge of $0.00 per month per space.
From January 1, 2021 until the expiration of the initial Lease Term, subject to the Parking Rules and Regulations, Landlord shall provide Tenant with the following parking spaces in the underground parking garage and surface lot serving the Building at the following charges, which charges Tenant shall be obligated to pay regardless of the number of parking spaces it actually uses; provided, however, that Tenant shall have the right, upon written notice delivered to Landlord by no later than January 1, 2021, to reduce the number of parking spaces provided to Tenant, in which event the parties shall memorialize the number of parking spaces provided to Tenant from January 1, 2021 until the expiration of the initial Lease Term, for which parking spaces Tenant shall pay the parking charges set forth below regardless of the number of parking spaces it actually uses:
•Twenty (20) (based upon a ratio of 1.5 such space for every 1,000 rentable square feet of the Premises) covered, reserved spaces in the underground parking garage at an initial charge of $65.00 per month per space (plus rental tax);
•Forty-one (41) (based upon a ratio of 3.0 such spaces for every 1,000 rentable square feet of the Premises) covered, unreserved spaces in the underground parking garage at a charge of $55.00 per month per space (plus rental tax); and
•Seven (7) (based upon a ratio of 0.5 such space for every 1,000 rentable square feet of the Premises) uncovered, unreserved spaces on the surface lot at a charge of $0.00 per month per space.
In the event Tenant requires additional parking spaces beyond the allotted amount set forth above, subject to availability (as determined by Landlord), Landlord shall provide to Tenant additional parking spaces on a month-to-month basis at the then-current parking charge rate, which charges Tenant shall be obligated to pay for the number of additional parking spaces provided to Tenant regardless of the number of additional parking spaces it actually uses.
Notwithstanding the foregoing, provided there is no Event of Default under this Lease, Landlord hereby agrees to abate Tenant’s obligation to pay the foregoing parking charges for the first seven (7) months (the “parking

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Charges Abatement Period”) after the Commencement Date (such total amount of abated parking charges being hereinafter referred to as the “Abated Parking Amount”). During such Parking Charges Abatement Period, Tenant will still be responsible for the payment of all other obligations under this Lease. Tenant acknowledges that any Event of Default by Tenant under this Lease will cause Landlord to incur costs not contemplated in this Lease, the exact amount of such costs being extremely difficult and impracticable to ascertain. Therefore, should an Event of Default exist at any time during the Lease Term, and as a result thereof Landlord terminates this Lease, then the total unamortized sum of such Abated Parking Amount (amortized on a straight line basis over the Lease Term at eight percent (8%) annual interest) so conditionally excused shall become immediately due and payable by Tenant to Landlord; provided, however, Tenant acknowledges and agrees that nothing herein is intended to limit any other remedies available to Landlord under this Lease, at law or in equity if there is an Event of Default. The right to the Abated Parking Amount shall be personal to the Named Tenant and its Permitted Transferee and is only be applicable to the Named Tenant and its Permitted Transferee and not to any assignee, sublessee or other transferee of the Named Tenant’s interest in the Lease.
Tenant agrees and acknowledges that the quantity, location and charges for the parking listed above are integral parts of the overall economics of this Lease, that Tenant has no rights to parking in addition to that set forth above and that any parking rights procured by Tenant from Landlord after the date of this Lease may be at markedly different rates and in markedly different locations. Tenant shall obey, and shall be responsible to enforce with respect to Tenant Parties, the Parking Rules and Regulations. Landlord reserves the right to modify or change the Parking Rules and Regulations from time to time with or without notice to Tenant, provided that no such modification may be made within the initial eighteen (18) months of the Term. Landlord and Landlord Parties will not be responsible to Tenant for the failure of any other tenant, occupant or invitee of the Building to observe the Parking Rules and Regulations, for damage to any vehicle parked in the parking areas, or for the theft of any vehicle or personal property from within vehicles while parked in the parking areas. The terms of the previous sentence shall survive the expiration of the Lease Term or earlier termination of this Lease.
ARTICLE 13.UTILITIES
a.Electricity used by Tenant in the Premises shall be paid for by Tenant through inclusion in Expenses (except as provided herein for excess usage). Electrical service to the Premises may be furnished by one or more companies providing electrical generation, transmission, and distribution services, and the cost of electricity may consist of several different components or separate charges for such services, such as generation, distribution and stranded cost charges. Landlord shall have the exclusive right to select any company providing electrical service to the Building and the Premises, to aggregate the electrical service for the Building, the Building, or the Premises with other buildings or properties, to purchase electricity through a broker and/or buyers group, and/or to change the providers and manner of purchasing electricity for the Premises.
b.Except as otherwise expressly provided herein, Tenant’s use of electrical service shall not exceed, either in voltage, rated capacity, use beyond Building Hours, or overall load, that which Landlord deems to be standard for the Building. If Tenant requests permission to consume excess electrical service, Landlord may refuse to consent or may condition consent upon conditions that Landlord reasonably elects (including, without limitation, the installation of utility service upgrades, meters, submeters, air handlers or cooling units), and the additional usage (to the extent permitted by law), installation and maintenance costs shall be paid by Tenant. Landlord shall have the right to separately meter electrical usage for the Premises and to measure electrical usage by survey or other commonly accepted methods. Tenant agrees to comply with energy conservation programs implemented by Landlord from time to time.
c.Tenant will contract and pay for all telephone and other such services for the Premises, subject to the provisions of Article 14 hereof entitled “Alterations; Mechanic’s Liens.”
ARTICLE 14.ALTERATIONS; MECHANIC’S LIENS

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a.Tenant shall not make or suffer to be made any alterations, additions or improvements to the Premises or any part thereof, including but not limited to painting, redecorating, remodeling or the attachment of any fixtures or equipment (all of such activities being referred to herein as “Alterations”), without obtaining Landlord’s prior written consent, which consent will not be unreasonably withheld, conditioned or delayed, except as set forth herein. Notwithstanding the foregoing, if any proposed Alterations involve modifications to the structural, mechanical, electrical, plumbing, fire/life safety or heating, ventilating and air conditioning systems of the Building, then Landlord’s consent may be withheld in Landlord’s sole and absolute discretion. Landlord’s consent shall be contingent upon Tenant providing Landlord the following items or information, all of which shall be subject to Landlord’s approval: (a) the name of Tenant’s proposed contractor(s), (b) evidence of insurance from Tenant’s contractor(s) as set forth in this Article, (c) detailed plans and specifications for the proposed Alterations, and (d) valid building or other permits or licenses, as required by the appropriate governing authority. Landlord may further condition its consent by requiring Tenant to (x) give Landlord satisfactory proof of Tenant’s financial ability to complete and fully pay for such Alterations, (y) deposit with Landlord the estimated sum required to complete such Alterations, and/or (z) provide to Landlord, at Tenant’s sole expense, a payment and performance bond in form acceptable to Landlord and in a principal amount of not less than one hundred fifty percent (150%) of the estimated cost of such Alterations (or such other form of security acceptable to Landlord in its sole discretion) to insure Landlord against any liability for Liens (as hereinafter defined) and to ensure completion of all work associated therewith. Landlord’s consent or disapproval shall be given within fifteen (15) days following Tenant’s written request, with any disapproval specifying the reasons therefor, and any failure of Landlord to respond to any request within such fifteen (15) day period shall be deemed Landlord’s disapproval of the proposed Alteration. All Alterations shall be made in compliance with applicable municipal, county, state and federal laws, codes and regulations, including without limitation the Americans With Disabilities Act of 1990 and its related rules and regulations (“ADA”).
b.Notwithstanding any other provision hereof, Alterations shall not include Tenant’s personal property, and Tenant may install trade fixtures, equipment and machinery in conformance with all applicable ordinances and laws, and they may be removed upon expiration of the Lease Term or earlier termination of this Lease, provided the Premises are not damaged by their removal and the Premises is promptly returned to its original condition by Tenant at Tenant’s expense. Any private telephone systems and/or other related telecommunications equipment and lines must be installed within the Premises, and upon expiration of the Lease Term or earlier termination of this Lease, Landlord may, at its sole option, require Tenant to remove such equipment and lines at Tenant’s expense. The terms of this Section shall survive the expiration of the Lease Term or earlier termination of this Lease.
c.Tenant shall not permit any mechanic’s, materialmen’s or other liens (each, a “Lien”) to be filed against the Building, the Premises or Tenant’s leasehold interest therein. Tenant, at its sole expense, shall cause any such Lien to be released or shall obtain a surety bond to discharge any such Lien pursuant to Arizona Revised Statutes §33-1004 (or any successor statute(s)) within ten (10) days after receipt of notice that any such Lien is filed. If Tenant fails to cause any such Lien to be so released or bonded within thirty (30) days after Tenant’s receipt of notice thereof, Landlord, without waiving its rights and remedies based on such failure, may cause such Lien to be released by any means Landlord reasonably deems proper, including payment in satisfaction of any claim giving rise to such Lien. Tenant shall pay to Landlord as Additional Rent, within thirty (30) days after Tenant’s receipt of an invoice from Landlord, any sum paid by Landlord to remove any such Lien, together with interest at the Default Rate from the date of such payment by Landlord until paid by Tenant. Tenant shall have the right to contest any such Lien in good faith provided that Tenant provides reasonable security in connection therewith. Notice is hereby given that neither Landlord nor Mortgagee (nor their respective interests in the Premises or the Building) shall be liable or responsible to persons who furnish materials or labor for or in connection with the Premises or the Building on behalf of Tenant, and Landlord shall have the right at all reasonable times to post on the Premises or the Building and record any notices of non-responsibility which it deems necessary for protection from such Liens. The terms of this Section shall survive expiration of the Lease Term or earlier termination of this Lease.

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d.Tenant hereby agrees to indemnify and hold Landlord harmless from and against any Liabilities incurred by Landlord, the Building, or the Premises arising, whether directly or indirectly, from Tenant or Tenant Parties making or removing any Alterations to the Premises, including without limitation any Liens arising therefrom. Any Alterations made by Tenant shall become part of the Premises and shall, without payment of compensation, become the property of Landlord; provided, however, that Landlord may disclaim such ownership and require Tenant to remove some or all of the Alterations by giving Tenant written notice thereof or by making such removal a condition of Landlord’s prior written consent thereto. If Landlord requires the removal of any Alterations, Tenant shall, at its sole cost, promptly remove such at the expiration of the Lease Term or earlier termination of this Lease, repair any damage to the Premises caused thereby, and return the Premises or the applicable portion thereof to its condition existing upon the Commencement Date, reasonable wear and tear excepted. The terms of this Section shall survive expiration of the Lease Term or earlier termination of this Lease.
e.Landlord shall have the right, from time to time and in its reasonable discretion, to: (a) make changes to the Building, including, without limitation, changes in the location, size, shape and number of driveways, entrances, parking spaces, parking areas, ingress, egress, direction of driveways, entrances, corridors, parking areas and walkways; (b) close temporarily any portion of the Building for maintenance, replacement or repairs, so long as reasonable access to the Premises remains available; (c) construct or permit construction of improvements in or about the Building, whether for existing or new tenants or otherwise; and (d) do and perform any other acts or make any other changes in, to, or with respect to, the Building as Landlord may, in the exercise of sound business judgment, deem to be appropriate; provided that such changes shall not materially diminish Tenant’s parking or materially interfere with Tenant’s use of the Premises and the Building. Notwithstanding anything to the contrary in this Lease, Tenant understands this right of Landlord and hereby (x) agrees that such construction will not be deemed to constitute a breach of this Lease by Landlord, and (y) waives any claim that it might have arising from such construction. The terms of the previous sentence shall survive the expiration of the Lease Term or earlier termination of this Lease.

ARTICLE 15.INSURANCE
a.Tenant shall not do or permit anything to be done within or about the Premises which will increase the existing rate of insurance on the Building and shall, at its sole cost and expense, comply with any requirements pertaining to the Premises of any insurance organization insuring the Building, or any portion thereof. Notwithstanding the foregoing, Tenant agrees to pay to Landlord, as Additional Rent, any increases in premiums on insurance policies resulting from Tenant’s use of the Premises if such use increases Landlord’s premiums or requires extended coverage by Landlord to insure the Premises. The terms of the previous sentence shall survive the expiration of the Lease Term or earlier termination of this Lease.
b.During the Lease Term, Tenant shall maintain and keep in full force and effect, at its sole expense, the following insurance:
i..Commercial general liability insurance which insures against claims for bodily injury, personal injury, advertising injury, and property damage based upon, involving, or arising out of the use, occupancy, or maintenance of the Premises and the Property. Such insurance shall afford, at a minimum, the following limits:
Each Occurrence $1,000,000
General Aggregate 2,000,000
Products/Completed Operations Aggregate 1,000,000
Personal and Advertising Injury Liability 1,000,000
Fire Damage Legal Liability 100,000
Medical Payments 5,000

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Any general aggregate limit shall apply on a per location basis. Tenant’s commercial general liability insurance shall name Landlord, its trustees, officers, directors, members, agents, and employees, Landlord’s mortgagees, and Landlord’s representatives, as additional insureds. This coverage shall be written on the most current ISO CGL form, shall include blanket contractual, premises-operations and products-completed operations and shall contain an exception to any pollution exclusion which insures damage or injury arising out of heat, smoke, or fumes from a hostile fire. Such insurance shall be written on an occurrence basis and contain a standard separation of insureds provision.
ii..Business automobile liability insurance covering owned, hired and non-owned vehicles with limits of $1,000,000 combined single limit per occurrence.
iii..Workers’ compensation insurance in accordance with the laws of the state in which the Premises are located with employer’s liability insurance in an amount not less than $1,000,000.
iv..Umbrella/excess liability insurance, on an occurrence basis, that applies excess of the required commercial general liability, business automobile liability, and employer’s liability policies with the following minimum limits:
Each Occurrence $5,000,000
Annual Aggregate $5,000,000
These limits shall be in addition to and not including those stated for the underlying commercial general liability, business automobile liability, and employers liability insurance required herein. Such excess liability policies shall name Landlord, its trustees, officers, directors, members, agents, and employees, Landlord’s mortgagees, and Landlord’s representatives as additional insureds.
v..All risk property insurance including theft, sprinkler leakage and boiler and machinery coverage on all of Tenant’s trade fixtures, furniture, inventory and other personal property in the Premises, and on any alterations, additions, or improvements made by Tenant upon the Premises all for the full replacement cost thereof. Tenant shall use the proceeds from such insurance for the replacement of trade fixtures, furniture, inventory and other personal property and for the restoration of Tenant’s improvements, alterations, and additions to the Premises. Landlord shall be named as loss payee with respect to alterations, additions, or improvements of the Premises.
vi..Business income and extra expense insurance with limits not less than one hundred percent (100%) of all charges payable by Tenant under this lease for a period of twelve (12) months.
All policies required to be carried by Tenant hereunder shall be issued by and binding upon an insurance company licensed to do business in the state in which the Property is located with a rating of at least “A-IX” or better as set forth in the most current issue of Best’s Insurance Reports, unless otherwise approved by Landlord. Tenant shall not do or permit anything to be done that would invalidate the insurance policies required herein. Liability insurance maintained by Tenant shall be primary coverage without right of contribution by any similar insurance that may be maintained by Landlord. Certificates of insurance, acceptable to Landlord, evidencing the existence and amount of each insurance policy required hereunder shall be delivered to Landlord prior to delivery or possession of the Premises and ten (10) days following each renewal date. Certificates of insurance shall include an endorsement for each policy showing that Landlord, its trustees, officers, directors, members, agents, and employees, Landlord’s mortgagees, and Landlord’s representatives are included as additional insureds on liability policies and that Landlord is named as loss payee on the property insurance as stated in Section 15.2.5 above. Further, the certificates must include an endorsement for each policy whereby the insurer agrees not to cancel, non-renew, or materially alter the policy without at least thirty (30) days’ prior written notice to Landlord.
c.In the event that Tenant fails to provide evidence of insurance required to be provided by Tenant in this Lease, prior to the Commencement Date and thereafter during the Term, within ten (10) days following Landlord’s request thereof, and thirty (30) days prior to the expiration of any such coverage, Landlord

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shall be authorized (but not required) to procure such coverage in the amount stated with all costs thereof to be chargeable to Tenant and payable upon written invoice thereof.
d.The limits of insurance required by this Lease, or as carried by Tenant, shall not limit the liability of Tenant or relieve Tenant of any obligation thereunder, except to the extent provided for under Article 16 below. Any deductibles selected by Tenant shall be the sole responsibility of Tenant.
e.Tenant insurance requirements stipulated in Section 15.2 are based upon current industry standards. Landlord reserves the right to require additional coverage or to increase limits as industry standards change.
f.Should Tenant engage the services of any contractor to perform work in the Premises, Tenant shall ensure that such contractor carries commercial general liability, business automobile liability, umbrella/excess liability, worker’s compensation and employers’ liability coverages in substantially the same amounts as are required of Tenant under this Lease. Contractor shall name Landlord, its trustees, officers, directors, members, agents and employees, Landlord’s mortgagees and Landlord’s representatives as additional insureds on the liability policies required hereunder.
i..All policies required to be carried by any contractor shall be issued by and binding upon an insurance company licensed to do business in the state in which the Property is located with a rating of at least “A-IX” or better as set forth in the most current issue of Best’s Insurance Reports, unless otherwise approved by Landlord. Certificates of insurance, acceptable to Landlord, evidencing the existence and amount of each insurance policy required hereunder shall be delivered to Landlord prior to the commencement of any work in the Premises. Further, the certificates must include an endorsement for each policy whereby the insurer agrees not to cancel, non-renew, or materially alter the policy without at least thirty (30) days’ prior written notice to Landlord. The above requirements shall apply equally to any subcontractor engaged by contractor.
ARTICLE 16.WAIVERS OF SUBROGATION
a.If available under the insurance policies maintained by Landlord and Tenant (except for workman’s compensation insurance), Landlord and Tenant hereby waive their rights against each other, and each of them waives such rights as against Tenant Parties and Landlord Parties respectively, with respect to any claims or damages or losses (including any claims for bodily injury to persons (including death) and/or damage to property) which are caused by or result from risks: (a) insured against under any insurance policy carried by Landlord or Tenant (as the case may be) pursuant to the provisions of this Lease and enforceable at the time of such damage, loss and/or injury; (b) which would have been covered under any insurance required to be obtained and maintained by Tenant under this Lease had such insurance been obtained and maintained as required in this Lease; or (c) actually insured against. The foregoing waivers shall be in addition to, and not a limitation of, any other waivers or releases contained in this Lease, and shall survive the expiration of the Lease Term or earlier termination of this Lease.
b.Tenant shall use its reasonable commercial efforts to cause each insurance policy required to be obtained by Tenant under this Lease (except for workman’s compensation insurance) to provide that the insurer waives all rights of recovery by way of subrogation against Indemnitees in connection with any Liabilities covered by such policy; provided, however, that Tenant’s reasonable commercial efforts shall not require Tenant to pay a premium for such waiver in excess of five percent (5%) of the policy premium amount without the waiver.
ARTICLE 17.INDEMNIFICATION AND WAIVER OF CLAIMS
Except to the extent arising out of the gross negligence or willful misconduct of any Indemnitee, Tenant waives all claims against Indemnitees for Liabilities related to destruction, damage or injury of or to personal property in or about the Premises and for death or injury to any persons, regardless of their cause or time of

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occurrence, including, without limitation: (a) any loss of or damage to property by theft or otherwise; and (b) any injury (including death) or damage to persons or property resulting from any casualty, explosion, or from water or rain which may leak from any part of the Premises, or from the pipes, appliances or plumbing works therein or from the roof, street or subsurface, or from any other place. In addition, Tenant waives all claims against Indemnitees for any consequential or punitive damages resulting from any acts of Indemnitees under this Lease, whether or not wrongful. Tenant will defend, indemnify and hold Indemnitees harmless for, from and against any and all Liabilities, regardless of any alleged fault by any Indemnitee, arising out of, connected with or resulting from (x) any act or omission in, on, about or arising out of, or in connection with, the use, operation, maintenance and occupancy of the Building or the Premises, or any part thereof, by Tenant or Tenant Parties, whether or not consented to by Landlord, including, without limitation, any failure of Tenant or Tenant Parties to comply fully with the terms and conditions of this Lease, or (y) any violation or breach of this Lease by Tenant, whether or not such violation or breach constitutes an Event of Default. In case any action or proceeding is brought against any Indemnitee by reason of any such Liabilities, Tenant, upon notice from Landlord, shall defend the same at Tenant’s expense using counsel approved in writing by Landlord, which approval shall not be unreasonably withheld, conditioned or delayed. Tenant’s and Landlord’s covenants, agreements and indemnification in this Article are not intended to and shall not relieve any insurance carrier of its obligations under policies required to be carried by Tenant or Landlord pursuant to the provisions of this Lease. The foregoing indemnity shall not cover any damage or injury that is the direct result of intentional wrongful acts by Landlord. The provisions of this Article shall survive expiration of the Lease Term or earlier termination of this Lease.
ARTICLE 18.MAINTENANCE AND REPAIRS
a.Except to the extent such repairs or maintenance are due to the acts or omissions of Tenant or any of the Tenant Parties, in which case Tenant shall be responsible for the cost of such repairs or maintenance, Landlord shall keep and maintain in good and sanitary condition, repair and working order and make repairs to and perform maintenance upon (a) the Building and (b) the Premises and every part thereof that is not Tenant’s express responsibility under this Lease, including without limitation:
i..Structural elements of the Building, including without limitation exterior structural walls, load bearing walls, foundations, and floor slab;
ii..Mechanical (including HVAC), electrical, plumbing, boilers, pressure vessels, clarifiers, and fire/life safety systems and sprinklers, including fire alarm and/or smoke detectors;
iii..Landscaping, irrigation, driveways, parking lots, signs and directories (except as otherwise expressly set forth herein as Tenant’s obligations), sidewalks and parkways located in, on, or adjacent to the Building;
iv..The roofs of the Building;
v..Exterior windows of the Building, including plate glass and skylights;
vi..Utility lines and connections in and to the Building; and
vii..Elevators and escalators serving the Premises
(collectively, “Landlord’s Maintenance Obligations”). Landlord shall promptly make repairs (considering the nature and urgency of the repair) for which Landlord is responsible.
b.Tenant shall, at its sole expense, keep the interior of the Premises in good and sanitary order, condition and repair, reasonable wear and tear excepted, and promptly perform all maintenance and repairs (whether or not the portion of the Premises requiring repairs, or the means of repairing the same, are reasonably or readily accessible to Tenant, and whether or not the need for such repairs occurs as a result of Tenant’s use, the elements or the age of such portion of the Premises) to (a) floor and window coverings; (b) interior partitions; (c) doors; (d) the interior sides of demising walls and ceilings; (e) lighting fixtures and facilities; (f)

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interior painting and wall coverings; (g) electronic, phone and data cabling and related equipment that is installed by or for the exclusive benefit of Tenant; (h) private showers; (i) any permitted Signs (as hereinafter defined); and (j) to the extent any of the following (i) are installed by or on behalf of Tenant as part of Tenant’s Work or an Alteration and (ii) exclusively serve the Premises, mechanical (including HVAC), electrical, plumbing, boilers, pressure vessels, clarifiers, and fire/life safety systems and sprinklers, including fire alarm and/or smoke detectors. All such work shall be performed in accordance with the terms and provisions of this Lease, including without limitation the provisions of Article 14 hereof entitled “Alterations; Mechanic’s Liens.” If Tenant fails to make any repairs to the Premises for more than fifteen (15) days after notice from Landlord (although notice shall not be required if there is an emergency), Landlord may make the repairs, and Tenant shall pay to Landlord as Additional Rent the reasonable cost of the repairs within thirty (30) days after receipt of an invoice, together with an administrative charge in an amount equal to ten percent (10%) of the cost of the repairs. Tenant’s obligations set forth in the preceding sentence shall survive expiration of the Lease Term or earlier termination of this Lease.
c.In addition to Landlord’s Maintenance Obligations as set forth above, any and all repairs, restoration, and/or replacements of a capital nature which are necessary to keep the Premises and all improvements thereon or a part thereof in good order, condition and state of repair shall be made by Landlord, and the cost of such repair, restoration or replacement shall be charged back to Tenant as Additional Rent on a monthly basis determined by dividing the total cost of such repair, restoration or replacement by the reasonably projected useful life in months of such item(s).
ARTICLE 19.SIGNS
a.Landlord shall retain absolute control over the exterior appearance of the Building and the appearance of the Premises from the exterior thereof. No sign, placard, picture, advertisement, lettering, name or notice (“Sign”) shall be inscribed, displayed, printed or affixed on or to any part of the Premises that can be seen from outside the Premises, and Tenant will not place or install, or permit the placement or installation of, any Signs, drapes, shutters, or any other items that will in any way alter the exterior appearance of the Building or the Premises, without (a) the prior written consent of Landlord, which consent Landlord may withhold in its sole and absolute discretion, and (b) to the extent required, the formal approval of any local municipalities or governing boards, ensuring compliance with applicable municipal, county and state laws and ordinances as well as applicable covenants, conditions and restrictions, if any. Tenant shall not place or install any signage in the Common Areas, including without limitation any temporary signage such as sandwich board signs, signs on easels and signs affixed to or hanging from walls, windows or doors. If Tenant is allowed to print or affix or in any way place a Sign in, on, or about the Premises, upon expiration of the Lease Term or earlier termination of this Lease, Tenant, at Tenant’s sole cost and expense, shall both remove such Sign and repair all damage in such manner as to restore all aspects of the Premises and the Building to the condition existing prior to the placement of said Sign. All approved Signs on outside doors shall be printed, painted, affixed or inscribed at the expense of Tenant by a person approved in advance by Landlord utilizing a method approved in advance by Landlord. Any work performed by Tenant in contravention to the provisions of this Lease may be removed by Landlord with or without notice at Tenant’s sole expense, with all expenses incurred by Landlord in connection therewith, including payment of fines and repair of any damage, constituting Additional Rent. Tenant’s obligations set forth in the preceding sentence shall survive expiration of the Lease Term or earlier termination of this Lease. Notwithstanding the foregoing, Landlord shall, at Landlord’s sole cost and expense, install Tenant’s trade name at or near the entryway to the Premises as well as Tenant’s trade name and suite number on Building directory sign, if any. All such letters or numerals shall be in accordance with the criteria established by Landlord for the Building. Unless otherwise approved by Landlord, the trade name shall not include a logo or other graphic representation or symbol of Tenant’s name.
b.In addition, Tenant shall have the right to retain Tenant’s Building signage as permitted under the Existing Lease, which Building signage is depicted on Exhibit “G” attached hereto, provided further that if the City of Scottsdale (the “City”) shall require Tenant to relocate its Building sign to an alternative location on

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the Building, Tenant shall have the right to do so subject to Tenant’s payment of all costs associated therewith and to Landlord’s and the City’s approval (not to be unreasonably withheld in Landlord’s case) of the relocation. Tenant’s signage right on the Building is non-exclusive. Upon the expiration or earlier termination of this Lease, Tenant shall, at its sole cost and expense, remove Tenant’s Building signage and repair any damage resulting therefrom. If Tenant fails to timely remove its Building signage, Landlord may remove such signage on behalf of Tenant and Tenant shall reimburse Landlord for the actual cost thereof within thirty (30) days after Landlord’s invoice therefor is submitted to Tenant.
ARTICLE 20.ENTRY BY LANDLORD
Tenant will permit Landlord and Landlord Parties to enter the Premises at all reasonable times for the purpose of (a) inspecting the Premises, (b) maintaining the Building or any part thereof, (c) making repairs, alterations or additions to any portion of the Building, including the erection and maintenance of such scaffolding, canopies, fences and props as may be required therefor, (d) posting notices of non-responsibility for Alterations or repairs, (e) showing the Premises to prospective tenants during the last nine (9) months of the Lease Term, (f) exercising and performing Landlord’s rights and obligations under this Lease, or (g) placing upon the Building, or any portion thereof, any usual or ordinary “for sale” signs, all without any right of Tenant to an offset against or abatement of Rent and without any liability to Tenant for any loss of occupation or quiet enjoyment of the Premises thereby occasioned. Landlord shall have the right, at any time within the final six (6) months of the Lease Term, to place upon the Premises any usual or ordinary “for lease” signs. In exercising such entry rights, Landlord shall endeavor to minimize, as reasonably practicable, the interference with Tenant’s Permitted Use, and shall provide Tenant with 24-hour advance telephonic or electronic mail notice of such entry (except in emergency situations, if an Event of Default exists, or in cases of routine maintenance or cleaning, in which cases no notice shall be required). Landlord may use any means which Landlord may deem proper to open and obtain entry to the Premises in an emergency. Any entry to the Premises by Landlord shall not be construed or deemed to be forcible or unlawful entry into, or detainer of, the Premises, or an eviction of Tenant from the Premises, or grounds for any abatement or reduction of Rent.
ARTICLE 21.ABANDONMENT; SURRENDER
a.Tenant will not vacate or abandon the Premises. “Abandonment,” as used herein, shall mean the failure by Tenant to conduct business in the Premises for a period of ten (10) consecutive Business Days and/or the failure of Tenant to occupy the Premises for a period of time greater than seven (7) calendar days. No act or thing done by Landlord or Landlord Parties shall be deemed an acceptance of a surrender of the Premises unless such acceptance is expressed in writing and duly executed by Landlord. The delivery of any keys to the Premises to Landlord or Landlord Parties shall not operate as a termination of this Lease or as an acceptance of Tenant’s surrender of the Premises. If Tenant Abandons, vacates or surrenders the Premises, or is dispossessed by process of law or otherwise, any personal property left in or about the Premises shall, at the option of Landlord, be deemed abandoned and title thereto shall pass to Landlord under this Lease as by a bill of sale; provided, however, that Landlord may, at its sole discretion, remove all or any part of such personal property from the Premises and the expenses incurred by Landlord in connection therewith, including storage costs and the cost of repairing any damage to the Premises and/or the Building caused by such removal, plus an administrative fee of ten percent (10%), shall constitute Additional Rent. The obligations of Tenant under this Section shall survive the expiration or earlier termination of this Lease.
b.Tenant shall, upon the expiration of the Lease Term or earlier termination of this Lease, surrender the Premises to Landlord, broom clean and in the same condition as that existing on the Commencement Date, ordinary wear and tear excepted. Upon the expiration of the Lease Term or earlier termination of this Lease, Tenant shall surrender to Landlord all keys to the Premises.
ARTICLE 22.DAMAGE

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a.In the event the Premises or the Building, or any portion thereof, shall be damaged by fire or other casualty, which damage substantially interferes with Tenant’s use of the Premises, and provided that Tenant shall have promptly provided notice to Landlord of such damage, this Lease shall terminate one hundred eighty (180) days after Landlord’s receipt of notice of such damage, unless Tenant receives written notice of Landlord’s election to repair said damage within such period of time, in which case this Lease shall continue in full force and effect. If this Lease is terminated pursuant to this Section and if an Event of Default has not occurred, Rent shall be prorated as of the date of termination of this Lease and the Security Deposit shall be returned to Tenant, less any offsets permitted hereunder, and all rights and obligations under this Lease shall cease and terminate, except as to those that are stated herein to survive expiration of the Lease Term or termination of this Lease.
b.Intentionally omitted.
c.In the event of any damage to the Building or the Premises to the extent of twenty-five percent (25%) or more of the replacement cost of either the Building or the Premises, or in the event the Building shall be damaged to the extent of twenty-five percent (25%) or more of the replacement aggregate cost thereof, Landlord may elect to terminate this Lease upon written notice to Tenant of such election within ninety (90) days after the occurrence of the event causing the damage.
d.Landlord’s repairs pursuant to the provisions of this Article, if any, shall be limited to such repairs as are necessary to place the Building or Premises in the condition existing on the Commencement Date, and when placed in such condition the Building and Premises shall be deemed restored and rendered tenantable and Tenant, at its sole expense, shall immediately perform, in accordance with the provisions of Article 14 hereof, entitled “Alterations; Mechanic’s Liens,” any additional work required and repair or replace its stock in trade, fixtures, furniture, furnishings and equipment.
e.All insurance proceeds payable under any fire and/or rental interruption insurance shall be paid solely to Landlord, and Tenant shall have no interest therein. Insurance proceeds for Tenant’s separate insured interest, such as renter’s insurance or business interruption insurance, shall be payable to Tenant. Tenant shall in no case be entitled to compensation for damages on account of any annoyance or inconvenience in making repairs under any provision of this Lease.
f.In the event of any damage to the Building or the Premises that does not result in the termination of this Lease, all Rent and other charges payable hereunder shall abate in proportion to that part of the Premises rendered unusable by such damage. Except to the extent provided in this Article, neither the Rent payable by Tenant nor any of Tenant’s obligations under any provision of this Lease shall be affected by any damage to or destruction of the Building or Premises, or any portion thereof, by any cause whatsoever.
ARTICLE 23.ASSIGNMENT, SUBLETTING AND TRANSFERS OF OWNERSHIP
a.Except with respect to a Transfer (as hereinafter defined) to a Permitted Transferee (as hereinafter defined), Tenant will not assign, sublet, sell, mortgage, encumber, convey, hypothecate or otherwise transfer all or any part of Tenant’s interest in this Lease, or permit the Premises to be occupied by anyone other than Tenant and Tenant’s employees (each of the foregoing transactions referred to herein as a “Transfer” and any party with whom a Transfer has occurred referred to herein as a “Transferee”), without Landlord’s prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed. Tenant shall request Landlord’s consent to any proposed Transfer at least thirty (30) days prior to the proposed effective date of such proposed Transfer. Tenant’s written request shall include at least the following: (a) the name and legal composition of the proposed Transferee; (b) the nature of the proposed Transferee’s business and the use to which it intends to put the Premises; (c) the terms and conditions of the proposed Transfer; (d) information related to the experience and financial resources of the proposed Transferee; (e) such other information as Landlord may request to supplement, explain or provide details of the matters submitted by Tenant pursuant to clauses (a) through (d) above; and (f) funds sufficient to reimburse all costs incurred by Landlord, including attorneys’ fees, in connection with evaluating Tenant’s request and preparing any related documentation.

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b.In the event Landlord consents to a Transfer, fifty percent (50%) of any Rent or other compensation paid to Tenant in excess of the Rent payable to Landlord pursuant to this Lease for the portion of the Premises subject to the Transfer, as measured on a per-square-foot basis, less reasonable costs incurred by Tenant in connection with the Transfer for brokerage fees, attorneys’ fees, tenant improvements and other concessions reasonably required to induced the Transferee, shall be paid by Tenant to Landlord as Additional Rent. For purposes of this Section, the amount due to Tenant by a Transferee will be deemed to include any lump sum payment or other consideration given to Tenant in consideration of the Transfer. Tenant’s obligations set forth in this Section shall survive expiration of the Lease Term or earlier termination of this Lease.
c.Landlord’s acceptance of Rent from Tenant or any Transferee shall not constitute a waiver by Landlord of the provisions of this Lease or a release of Tenant from any of its covenants, duties or obligations stated herein.
d.Intentionally omitted.
e.Notwithstanding anything to the contrary contained in this Article 23, in the event Tenant contemplates a Transfer of all or a portion of the Premises (or in the event of any other Transfer or Transfers entered into by Tenant as a subterfuge in order to avoid the terms of this Section 23.5, Landlord shall have the option, by giving written notice to Tenant within thirty (30) days after receipt of any Tenant’s Transfer notice, to recapture the space subject to Tenant’s desired Transfer (the “Contemplated Transfer Space”). In the event such option is exercised by Landlord, this Lease shall be canceled and terminated with respect to such Contemplated Transfer Space as of the contemplated effective date of the Transfer until either (i) the last day of the term of the contemplated Transfer as set forth in Tenant’s intention to transfer notice or (ii) the last day of the Lease Term, as Landlord may elect in its sole discretion.
f.If a default under this Lease should occur while the Premises or any part thereof is subject to a Transfer, Landlord may, at its option and in addition to any other rights or remedies provided for herein, at law or in equity, collect directly from the Transferee all rent or other consideration becoming due to Tenant from the Transferee and apply such sums against any Rent due to Landlord from Tenant. Tenant authorizes and directs any Transferee to make payment directly to Landlord of any and all sums due to Tenant under any Transfer upon written notice from Landlord. No direct collection by Landlord from any Transferee shall be construed to constitute a novation or a release of Tenant or any Guarantor from the further performance of their respective obligations hereunder. The terms of this Section shall survive expiration of the Lease Term or earlier termination of this Lease.
g.If Tenant is a corporation, partnership or limited liability company, the issuance of any additional stock or equity interest and/or the transfer, assignment or hypothecation of any stock or interest in such corporation, partnership or limited liability company in the aggregate in excess of forty percent (40%) of such stock or interests, as the same may be constituted as of the date of this Lease, whether directly or indirectly, shall be deemed to be a Transfer within the meaning of this Article, provided that if Tenant is an entity whose stock is publicly traded on a recognized exchange, no sale or other transfer of any portion of Tenant’s stock shall constitute a Transfer.
23.7 Notwithstanding any other provision in this Lease, Landlord’s consent shall not be required for an assignment of this Lease (i) to any person(s) or entity that controls, is controlled by, or is under common control with Tenant, (ii) to any entity resulting from the merger, acquisition, consolidation, or other reorganization with Tenant, whether or not Tenant is the surviving entity, (iii) to any person or legal entity that acquires all or substantially all of the assets or stock of Tenant (each of the foregoing is hereinafter referred to as a “Permitted Transferee”), provided that before such assignment shall be effective, (w) Tenant shall not be released from any of its covenants, duties or obligations hereunder, (w) the net worth of the Permitted Transferee (as determined in accordance with generally acceptable accounting principles) shall not be less than the net worth of Tenant (and any Guarantor) (as determined in accordance with generally acceptable accounting principles) as of the Effective Date, (x) the Permitted Transferee shall deliver to Landlord a written document by which the Permitted Transferee assumes in full the obligations of Tenant under this Lease, (y) Landlord shall be

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given written notice of such assignment and assumption, including a copy of the document(s) that evidence the assignment, and (z) the use of the Premises by the Permitted Transferee shall be as set forth in Article 1. The term “control” means possession, directly or indirectly, of the power to direct or cause the direction of the management, affairs, and policies of anyone, whether through the ownership of voting securities, by contract, or otherwise.
h.Landlord’s express written consent to a Transfer shall not constitute a release of Tenant from any of its covenants, duties or obligations hereunder, including Tenant’s obligation to pay Rent when due, whether occurring before or after such Transfer, nor shall Landlord’s consent to any one Transfer constitute Landlord’s consent to any other or subsequent Transfers.
ARTICLE 24.EVENTS OF DEFAULT
a.Tenant will be in breach of this Lease (an “Event of Default”) if at any time during the Lease Term:
i..Tenant fails to make payment of any installment of Rent as and when due where such failure shall continue for a period of five (5) days after Tenant’s receipt of written notice from Landlord; provided, however, that no such written notice shall be required to be provide by Landlord to Tenant following the second (2nd) failure during the Lease Term;
ii..Tenant fails to timely perform any of its obligations to obtain and keep in full force and effect the insurance required hereunder, which failure shall constitute an immediate default hereunder without the requirement of any notice and cure period, or Tenant fails to perform any of its other obligations under Article 15 hereof entitled “Insurance”;
iii..Tenant fails to timely deliver a statement pursuant to Article 30 hereof entitled “Estoppel Certificate”.
iv..Tenant fails to observe, perform or fulfill any of its other duties, covenants, agreements or obligations hereunder as and when due, and such failure continues for a period of thirty (30) days after Tenant’s receipt of written notice from Landlord; provided, however, that if the nature of Tenant’s obligation is such that more than thirty (30) days are reasonably required for its performance, then Tenant will not be in breach if Tenant commences performance within such thirty (30) day period and thereafter diligently prosecutes the same to completion, but in no event shall such time period extend beyond sixty (60) days;
v..Tenant, any Guarantor, or any Transferee becomes insolvent, makes a transfer in fraud of its creditors, makes a transfer for the benefit of its creditors, is the subject of a bankruptcy petition, or is adjudged bankrupt or insolvent in proceedings filed against it; or a receiver, trustee, or custodian is appointed for all or substantially all of any such party’s assets; or any such party fails to pay its debts as they become due, convenes a meeting of all or a portion of its creditors, or performs any acts of bankruptcy or insolvency, including the selling of its assets to pay creditors or the attachment, execution or other judicial seizure of substantially all of such party’s assets located at the Premises or of such party’s interest in this Lease where such seizure is not discharged within sixty (60) days; or
vi..Tenant Abandons the Premises.
ARTICLE 25.REMEDIES OF LANDLORD
a.Nothing contained herein shall constitute a waiver of Landlord’s right to recover damages by reason of Landlord’s efforts to mitigate damages following an Event of Default, nor shall anything contained herein adversely affect Landlord’s right to indemnification against liability for injury or damages to persons or property occurring prior to expiration of the Lease Term or earlier termination of this Lease.

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b.All cure periods provided to Tenant herein shall run concurrently with any periods provided by law.
c.If an Event of Default exists, in addition to any other rights or remedies provided for herein or at law or in equity, Landlord, at its sole option, shall have the following rights:
i..The right to declare this Lease at an end, to reenter the Premises and take possession thereof and to terminate all of the rights of Tenant, and anyone claiming by, under or through Tenant, in and to the Premises.
ii..The right to reenter the Premises without declaring this Lease at an end and to occupy the same, or any portion thereof, for and on account of Tenant as hereinafter provided, in which event Tenant shall be liable for and pay to Landlord on demand all such expenses as Landlord may have paid, assumed or incurred in recovering possession of the Premises, including, without limitation, costs, expenses, attorneys’ fees and expenditures placing the same in good order, or preparing or altering the same for reletting, and all other expenses, commissions and charges paid by Landlord in connection with reletting the Premises. Any such reletting may be for the remainder of the Lease Term or for a longer or shorter period. Such reletting shall be for such rent and on such other terms and conditions as Landlord, in its sole discretion, deems appropriate. Landlord may execute any lease either in Landlord’s own name or in the name of Tenant, or assume Tenant’s interest in any existing subleases to any Transferee, as Landlord may see fit, and Tenant shall have no right or authority whatsoever to collect any rent from such tenants or Transferee. No re-entry or taking possession of the Premises or reletting thereof by Landlord pursuant to this Subsection, and no acceptance of surrender of the Premises or other action on Landlord’s part, shall be construed as an election to terminate this Lease unless a written notice of such intention is given to Tenant. In any case, and whether or not the Premises or any part thereof is relet, Tenant shall be liable until the end of the Lease Term for Rent less net proceeds, if any, of any reletting effected for the account of Tenant, and in no event shall Tenant be entitled to any excess Rent received by Landlord over and above that which Tenant is obligated to pay hereunder. Landlord reserves the right to bring such actions for the recovery of any deficits remaining unpaid by Tenant to Landlord hereunder as Landlord deems advisable from time to time, without being obligated to await the end of the Lease Term. Commencement or maintenance of one or more such actions by Landlord shall not bar Landlord from bringing any subsequent actions for further accruals. The terms of this Subsection shall survive expiration of the Lease Term or earlier termination of this Lease.
iii..Regardless of whether Landlord has relet all or any portion of the Premises as provided above, Landlord shall have the right at any time to elect to terminate this Lease for such previous default on the part of the Tenant and to terminate all the rights of Tenant in and to the Premises, or to continue this Lease in full force and effect, whether or not Tenant shall have Abandoned the Premises. In the event Landlord elects to continue this Lease in full force and effect, then Landlord shall be entitled to enforce all of its rights and remedies under this Lease, including the right to recover Rent as it becomes due. Landlord’s election not to terminate this Lease shall not preclude Landlord from subsequently electing to terminate this Lease or pursuing any of its other remedies.
iv..Pursuant to the rights of re-entry provided above, Landlord may remove all persons from the Premises and may, but shall not be obligated to, (a) remove all property therefrom and (b) enforce any rights Landlord may have against said property or store the same in any public or private warehouse or elsewhere at the cost and for the account of Tenant or the owner or owners thereof Such action by the Landlord shall not constitute a termination of this Lease. Tenant agrees to indemnify Indemnitees and to hold Indemnitees free and harmless for, from and against any liability whatsoever for the removal and/or storage of any such property, whether belonging to Tenant or any third party whomsoever. The indemnity set forth in the preceding sentence shall survive expiration of the Lease Term or earlier termination of this Lease.

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d.If Tenant shall fail to pay any Rent or perform any other covenant or obligation on its part to be performed hereunder and such failure is not cured within the applicable cure period prescribed herein, Landlord may, without waiving or releasing Tenant from any of Tenant’s obligations or the Event of Default, make such payment or perform such covenant or obligation on behalf of Tenant. All sums paid by Landlord and all necessary incidental costs incurred by Landlord in performing such covenant or obligation, together with interest at the Default Rate from the date incurred until paid, shall be paid by Tenant to Landlord within thirty (30) days after written demand therefor. The foregoing rights are in addition to any and all remedies available to Landlord upon an Event of Default. In the event that Tenant shall fail to perform any of its maintenance and repair obligations set forth herein, Landlord may elect, but shall not be obligated, to assume such obligations of Tenant for the remainder of the Lease Term, in which event Tenant shall pay to Landlord, in addition to any other sums set forth herein, a management fee equal to three percent (3%) of the cost of the maintenance and repair obligations to compensate Landlord for its service obligations so assumed.
e.If any payment of Rent payable by Tenant hereunder is not received by Landlord within five (5) days after the due date, it shall bear interest at the Default Rate from the date due until paid.
f.Tenant acknowledges that, in addition to interest costs, the late payment by Tenant to Landlord of any Rent will cause Landlord to incur costs not contemplated by this Lease, the exact amount of such costs being extremely difficult and impractical to fix. Such other costs include, without limitation, processing, administrative and accounting charges and late charges that may be imposed on Landlord by the terms of any mortgage, deed of trust or related loan documents encumbering the Premises. Accordingly, if any payment of Rent is not received by Landlord within three (3) days of the date upon which such payment is due, Tenant shall pay to Landlord as a late charge an additional sum equal to the greater of (a) $250.00 or (b) five percent (5%) of the overdue amount. The parties agree that such late charge represents a fair and reasonable estimate of the costs that Landlord will incur by reason of any late payment by Tenant, and the payment of late charges and interest are distinct and separate in that the payment of a late charge is to compensate Landlord for Landlord’s processing, administrative and other costs incurred by Landlord as a result of Tenant’s delinquent payments. Acceptance of a late charge or interest shall not constitute a waiver of the Event of Default or prevent Landlord from exercising any of the other rights and remedies available to Landlord under this Lease.
g.If Tenant fails to remove by the expiration or earlier termination of this Lease all of Tenant’s personal property, or any items of Alterations identified by Landlord for removal, Landlord, in addition to Landlord’s other rights and remedies under this Lease, may (a) remove and store such items and (b) upon ten (10) days prior notice to Tenant, sell all or any such items at private or public sale for such price as Landlord may obtain. Landlord shall apply the proceeds of any such sale to any amounts due to Landlord under this Lease from Tenant (including Landlord’s reasonable attorneys’ fees and other costs incurred in the removal, storage, and/or sale of such items), with the remainder, if any, to be paid to Tenant. Tenant agrees to indemnify Indemnitees and to hold Indemnitees free and harmless for, from and against any liability whatsoever for the removal and/or storage of any such property, whether belonging to Tenant or any third party whomsoever. In the event there is a cost to Landlord associated with such removal, storage, and/or sale in excess of any proceeds of any such sale, then Tenant shall, within thirty (30) days of receipt of written notice of such cost, pay the full amount of such cost to Landlord. The provisions of this Section shall survive the expiration or earlier termination of this Lease.
h.If Landlord terminates this Lease due to an Event of Default, then Landlord may recover from Tenant, in addition to the remedies permitted at law:
i..The worth, at the time of the award, of the unpaid Base Monthly Rent and Additional Rent which had been earned as of the time this Lease is terminated;
ii..The worth, at the time of the award, of the amount by which the Rent that would have been earned after the date of termination of this Lease until the time of award exceeds the amount of the loss of rents that Tenant proves could be reasonably avoided;

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iii..The worth, at the time of the award, of the amount by which the Rent for the balance of the Lease Term after the time of award exceeds the amount of such rental loss for such period as the Tenant proves could have been reasonably avoided; and
iv..Any other amount necessary to compensate Landlord for all detriment caused by the Event of Default, or which in the ordinary course of events would be likely to result therefrom, including, without limitation, (a) expenses for cleaning, repairing or restoring the Premises and removal (including the repair of any damage caused by such removal) and storage (or disposal) of Tenant’s personal property, equipment, fixtures, Alterations, and any other items which Tenant is required under this Lease to remove but does not remove, (b) expenses for altering, remodeling or otherwise improving the Premises for the purpose of reletting the Premises, (c) brokers’ fees and commissions, advertising costs and other expenses of reletting the Premises, (d) costs of carrying the Premises such as taxes, insurance premiums, utilities and security precautions, (e) expenses of retaking possession of the Premises, (f) reasonable attorney’s fees and court costs, (g) any unamortized brokerage commissions paid in connection with this Lease, and (h) reimbursement of any rental or other concessions granted or made in favor of Tenant in consideration of this Lease including, but not limited to, any moving allowances, contributions or payments by Landlord for tenant improvements or buildout allowances or assumptions by Landlord of any of the Tenant’s previous lease obligations.
Landlord shall use commercially reasonable efforts as required by applicable law to mitigate any and all damages resulting from any Tenant default hereunder.
i.All past due amounts owed by Tenant under this Lease shall bear interest at the greater of the prime interest rate plus ten percent (10%) per annum or eighteen percent (18%) per annum (the “Default Rate”) unless otherwise stated; provided, however, that the Default Rate shall in no event exceed the maximum rate (if any) permitted by applicable law. The terms of this Section shall survive expiration of the Lease Term or earlier termination of this Lease.
j.All rights, options and remedies of Landlord contained in this Lease shall be construed and held to be cumulative, and no one of them shall be exclusive of the other, and Landlord shall have the right to pursue any one or all of such remedies or any other remedy or relief which may be provided by law or in equity, whether or not stated in this Lease. Nothing in this Article shall be deemed to limit or otherwise affect Tenant’s indemnification of Indemnitees pursuant to any provision of this Lease.
ARTICLE 26.SURRENDER OF PREMISES NOT MERGER
The voluntary or other surrender of the Premises by Tenant, or mutual cancellation of this Lease by Landlord and Tenant, will not be deemed to merge the interests of Landlord and Tenant in and to the Premises. Any such surrender or cancellation may, at the option of Landlord, operate as a termination of all or any existing Transfers or as an assignment to Landlord of any or all of such Transfers.
ARTICLE 27.ATTORNEYS’ FEES; COLLECTION CHARGES
a.In the event of any legal action, arbitration or proceeding between the parties hereto, reasonable attorneys’ fees, court costs and expenses of the prevailing party shall be added to the judgment therein. Should any Indemnitee be named as defendant in any suit brought against Tenant or any Tenant Parties in connection with or arising out of this Lease or such party’s occupancy of the Premises, Tenant shall pay all costs and expenses incurred by such Indemnitee in such suit as Additional Rent, including, without limitation, reasonable attorneys’ fees of separate counsel selected by Landlord.
b.If Landlord utilizes the services of an attorney or other professional to enforce any of its rights under or arising from this Lease, whether or not an Event of Default has occurred, Tenant agrees to pay Landlord’s reasonable costs and expenses, including without limitation appraisers, accountants, attorneys, and

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other professional fees, regardless of the fact that no legal action may be commenced or filed by Landlord and whether or not any such action is prosecuted to judgment.
c.The terms of this Article shall survive expiration of the Lease Term or earlier termination of this Lease.
ARTICLE 28.CONDEMNATION
a.If twenty-five percent (25%) or more of the square footage of the Premises is taken for any public or quasi-public purpose by any governmental power or authority, by exercise of the right of appropriation, reverse condemnation, condemnation, eminent domain or deed in lieu thereof (such taking being referred to herein as a “Taking”), and if the remaining portion of the Premises is not reasonably adequate for the operation of Tenant’s business after Landlord completes any repairs or alterations that Landlord elects to make, either Tenant or Landlord may terminate this Lease by notifying the other party of such election in writing within twenty (20) days after title has vested in the taking authority.
b.If less than twenty-five percent (25%) of the Premises is subject to a Taking, Landlord at its option may terminate this Lease. If Landlord does not so elect to terminate this Lease, Landlord will promptly proceed to restore the Premises to substantially its same condition existing prior to such partial Taking, allowing for any reasonable effects of such Taking, and a proportionate allowance based on the loss of square footage will be made to Tenant for the Rent corresponding to the time during which, and to the part of the Premises which, Tenant is deprived on account of such Taking and restoration.
c.Tenant may not assert any claim against Landlord or the taking authority for any compensation because of such Taking, and Landlord will be entitled to receive the entire amount of any award without deduction for any estate or interest of Tenant in and to the Premises. Tenant shall, however, have the right, to the extent that the same shall not reduce or prejudice amounts available to Landlord, to claim from the taking authority, but not from Landlord, such compensation as may be recoverable by Tenant in its own right for relocation benefits, moving expenses and damage to Tenant’s personal property and trade fixtures.
ARTICLE 29.RULES AND REGULATIONS
Tenant will faithfully observe and comply with, and shall be responsible to enforce with respect to Tenant Parties, any and all rules and regulations promulgated by Landlord for the Premises from time to time (the “Rules and Regulations”). Landlord’s current Rules and Regulations are attached hereto as Exhibit “E.” Landlord reserves the right to modify and amend the Rules and Regulations as it deems necessary or desirable, in Landlord’s sole discretion and with or without notice to Tenant. Landlord and Landlord Parties will not be responsible to Tenant for the failure of any party to observe the Rules and Regulations. The terms of the previous sentence shall survive the expiration of the Lease Term or earlier termination of this Lease.
ARTICLE 30.ESTOPPEL CERTIFICATE
Tenant will execute and deliver to Landlord, within ten (10) Business Days of Landlord’s written demand, a statement in writing addressed to Landlord or to any third party selected by Landlord, certifying (a) that this Lease is in full force and effect and has not been amended or, if amended, certifying copies of such amendment(s), (b) the amount of Base Monthly Rent and Additional Rent payable hereunder, (c) the date to which Rent and other charges are paid, (d) that there are not, to Tenant’s knowledge, any uncured defaults of Landlord hereunder or specifying such defaults if they are claimed, (e) that Tenant will not amend, terminate or make prepayment of more than one month’s Rent under this Lease, (f) that any Notice (as hereinafter defined) required hereunder to be given to Landlord shall be given also to Mortgagee and any right of Tenant hereunder which is dependent on such Notice shall take effect only after Notice is so given, and (g) all such other matters as Landlord may reasonably request. Any such statement may be conclusively relied upon by any prospective purchaser or encumbrancer of the Premises. Tenant’s failure to deliver such statement within such ten (10)

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Business Day period shall be conclusive upon Tenant that (x) this Lease is in full force and effect, without modification except as may be represented by Landlord; (y) there are no uncured defaults in Landlord’s performance; and (z) not more than one (1) month’s Rent has been paid in advance. Tenant shall indemnify, protect, defend (with counsel reasonably approved by Landlord in writing) and hold Indemnitees harmless from and against any and all Liabilities attributable to any failure by Tenant to timely deliver any such estoppel certificate to Landlord.
ARTICLE 31.SALE BY LANDLORD
The term “Landlord” as used in this Lease shall be limited to mean and include only the owner or owners, at the time in question, of the fee title to the Premises and any and all owners of the fee title to the Premises during the Lease Term for purposes of the indemnities with respect to matters arising while owned by the applicable Landlord. Upon any transfer or conveyance of any such title or interest (other than a transfer for security purposes only), the transferor shall be automatically relieved of all covenants and obligations on the part of the Landlord contained in this Lease, whether express or implied, ripe or not, and in such event Tenant agrees to look solely to the successor in interest of Landlord in and to this Lease. This Lease will not be affected by any such sale, and Tenant agrees to attorn to the Landlord’s successor in interest. Landlord and Landlord’s transferees and assignees shall have the absolute right to transfer all or any portion of their respective title and interest in the Premises and this Lease without the consent of Tenant.
ARTICLE 32.NOTICES
Any and all notices, statements, demands, requests, consents, approvals, authorizations, offers, agreements, appointments or designations required or permitted hereunder (“Notices”) shall be in writing and shall be effective (a) upon personal delivery, or (b) three (3) Business Days after being deposited in the U.S. Mail, registered or certified, return receipt requested, postage prepaid, or (c) one (1) Business Day after being deposited with any commercial air courier or express service, addressed as set forth in Article 1 hereof or at any other address designated by any party hereto in the manner provided above. The inability to deliver because of a changed address of which no Notice was given, or rejection or other refusal to accept any Notice, shall be deemed to be the receipt of the Notice as of the date of such inability to deliver or rejection or refusal to accept.
ARTICLE 33.WAIVER
The failure of Landlord to insist in any one or more cases upon the strict performance of any term, covenant or condition of this Lease will not be construed as a waiver of a subsequent breach of the same or any other term, covenant or condition. The waiver by Landlord of any Event of Default shall not be a waiver of any preceding or subsequent Event of Default, and no delay or omission by Landlord to seek a remedy for any Event of Default hereunder shall be deemed a waiver by Landlord of its remedies or rights with respect to such Event of Default, nor shall Landlord’s acceptance of any Rent payment be construed to be a waiver by Landlord of any preceding Event of Default.
ARTICLE 34.HOLDOVER
a.Tenant shall vacate the Premises upon the expiration of the Lease Term or earlier termination of this Lease and shall surrender possession thereof to Landlord in accordance with the terms hereof Tenant shall indemnify Indemnitees for, from and against any and all Liabilities incurred by Indemnitees attributable to any delay hereunder by Tenant. The indemnity set forth in the preceding sentence shall survive expiration of the Lease Term or earlier termination of this Lease.
b.If Tenant remains in possession of the Premises, or any portion thereof, after the expiration of the Lease Term or earlier termination of this Lease without the prior written consent of Landlord, such occupancy shall be deemed a month-to-month tenancy upon all the terms and conditions of this Lease except

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that Tenant shall pay Base Monthly Rent equal to one hundred fifty percent (150%) of the Base Monthly Rent paid by Tenant during the final month of the Lease Term. Acceptance by Landlord of Rent after such expiration of the Lease Term or earlier termination of this Lease shall not constitute consent to a holdover or result in an extension of this Lease and Tenant shall have no right, whether by purported exercise of any option granted hereunder or otherwise, to expand the Premises or extend the Lease Term. All options, rights of first refusal, and/or rights of first offer, if any, granted under the terms of this Lease shall be terminated and be of no further force or effect during such month-to-month tenancy. Tenant shall be liable, and shall pay to Landlord within ten (10) days after demand, for all losses incurred by Landlord as a result of such holdover, and shall indemnify, defend and hold the Indemnitees harmless from and against all liabilities, damages, losses, claims, suits, costs and expenses (including reasonable attorneys’ fees and costs) arising from or relating to any such holdover tenancy, including, without limitation, any claim for damages made by a succeeding tenant. Nothing herein shall limit any of Landlord’s rights or Tenant’s obligations arising from Tenant’s failure to timely surrender possession of the Premises, including, without limitation, Landlord’s right to repossess the Premises and remove Tenant therefrom at any time after the expiration or earlier termination of this Lease and Tenant’s obligation to reimburse and indemnify Landlord as provided herein.
ARTICLE 35.DEFAULT OF LANDLORD; LIMITATION OF LIABILITY
If Landlord materially defaults in performing any of its obligations under this Lease, Tenant agrees to promptly give notice of such default to Landlord and to afford Landlord a reasonable period of time to cure such default, which period of time shall not be less than thirty (30) days. Landlord shall not be in default in the performance of any obligation required to be performed by Landlord under this Lease unless Landlord has failed to perform such obligation within thirty (30) days after the receipt of written notice from Tenant specifying in detail Landlord’s failure to perform; provided however, that if the nature of Landlord’s obligation is such that more than thirty (30) days are required for its performance, then Landlord shall not be deemed in default if it commences such performance within such thirty (30) day period and thereafter diligently pursues the same to completion. Should Tenant give written notice to Landlord to correct any default, then prior to any cancellation of this Lease or the exercise of any other remedies available to Tenant hereunder, Tenant shall give the same notice to Mortgagee, initially at the address set forth in Article 1 hereof, and thereafter at such other addresses of which Tenant may be notified from time to time, and Mortgagee shall be given thirty (30) days, or such longer period of time as may be reasonably necessary, to correct or remedy such failure to perform, but shall have no obligation to do so. If and when the Mortgagee has made performance on behalf of Landlord, Landlord’s failure to perform shall be deemed cured. Tenant shall have no right to terminate this Lease except as expressly provided herein. In the event of any actual or alleged failure, breach or default hereunder by Landlord, Tenant’s sole and exclusive remedy will be against Landlord’s interest in the Building, and Tenant shall not pursue any Indemnitee, nor shall any Indemnitees be subject to service of process or have a judgment obtained against them, in connection with any alleged breach or default. No writ of execution will be levied against the assets of any Landlord Parties. Notwithstanding anything contained in this Lease to the contrary, the obligations of Landlord under this Lease (including any actual or alleged breach or default by Landlord) do not constitute personal obligations of the individual owners, members, partners, directors, officers or shareholders of Landlord, and Tenant shall not seek recourse against the individual owners, members, partners, directors, officers or shareholders of Landlord or any of their personal assets for satisfaction of any liability with respect to this Lease. Tenant hereby covenants and agrees for itself and all of its successors and assigns that the liability of Landlord for its obligations under this Lease (including any liability as a result of any actual or alleged failure, breach or default hereunder by Landlord), shall be limited solely to, and Tenant’s and its successors’ and assigns’ sole and exclusive remedy shall be against Landlord’s equity interest in, the Building and proceeds therefrom, and no other assets of Landlord. The covenants and agreements set forth in this Article are enforceable by Indemnitees and shall survive the expiration of the Lease Term or earlier termination of this Lease.
ARTICLE 36.SUBORDINATION

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Without the necessity of any additional document being executed by Tenant for the purpose of effecting a subordination, and at the election of Landlord, Mortgagee or any ground lessor with respect to the Building, this Lease will be subject and subordinate at all times to (a) all ground leases or underlying leases which may now exist or hereafter be executed affecting the Building, and (b) the lien of any mortgage or deed of trust which may now exist or may hereafter be executed in any amount for which the Building, ground leases or underlying leases, or Landlord’s interest or estate therein, is specified as security. In the event that any ground lease or underlying lease terminates for any reason or any mortgage or deed of trust is foreclosed or a conveyance in lieu of foreclosure is made for any reason, Tenant shall, notwithstanding any subordination and at the option of such successor in interest, attorn to and become the Tenant of the successor in interest to Landlord, but only so long as prior thereto such successor in interest has agreed, in writing, not to disturb the interests of Tenant in the Lease. Tenant covenants and agrees to execute and deliver to Landlord within ten (10) days of Landlord’s request any reasonably requested document or instrument evidencing such subordination of this Lease with respect to any such ground lease, underlying lease or the lien of any such mortgage or deed of trust. Tenant hereby irrevocably appoints Landlord as attorney-in-fact of Tenant to execute, deliver and record any such document in the name and on behalf of Tenant.
ARTICLE 37.BROKERS
Tenant warrants that it has had no dealings with any broker or agent in connection with this Lease except for those set forth in Article 1 hereof and covenants to pay, hold harmless and indemnify Indemnitees for, from and against any and all costs, expense or liability for any compensation, commissions and charges claimed by any other broker or agent with respect to this Lease or its negotiation. The terms of this Article shall survive expiration of the Lease Term or earlier termination of this Lease.
ARTICLE 38.QUIET POSSESSION
Provided that no Event of Default exists, or would exist but for the passage of time or the giving of notice, Tenant may quietly have, hold and enjoy the Premises during the Lease Term in accordance with and subject to the terms and conditions of this Lease without disturbance from Landlord or from any other person claiming through Landlord.
ARTICLE 39.BUILDING ACCESS AND SECURITY;FIRE/LIFE SAFETY SYSTEM
The Building is secured by an electronically controlled card access security system, which controls all ingress to and egress from the Building and after Building Hours elevator access. Tenant may either, at its sole cost and expense, utilize the Building’s access control panels for the installation of “plug-and-play” security components for the Premises or install a separate security system for the Premises. In the event Tenant installs a separate security system (“Tenant’s Security System”) for the Premises, (i) Tenant shall provide Landlord with the specifications for Tenant’s Security System, and access cards or other means by which Landlord may enter the Premises as permitted under this Lease, (ii) Tenant shall be solely liable and responsible for any loss or damage, including without limitation the loss or theft of any equipment or other property belonging to Tenant or Tenant Parties, arising out of or in connection with Tenant’s Security System, and (iii) Tenant shall ensure that Tenant’s Security System complies with all applicable governmental laws, codes, regulations and ordinances, including without limitation those relating to fire and emergency access. Tenant's Security System shall at all times remain Tenant's personal property. Tenant’s Security System shall be considered part of the Premises.
ARTICLE 40.SUBSTITUTE PREMISES
INTENTIONALLY OMITTED

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ARTICLE 41.MISCELLANEOUS PROVISIONS
If Tenant executes this Lease as a partnership, each individual executing this Lease on behalf of the partnership represents and warrants that he or she is a general partner of the partnership and that this Lease is binding upon the partnership in accordance with its terms. If Tenant executes this Lease as a corporation or a limited liability company, each of the persons executing this Lease on behalf of Tenant covenants and warrants that Tenant is a duly authorized and existing corporation or limited liability company, that Tenant has and is qualified to transact business in Arizona, that the corporation or limited liability company has full right, authority and power to enter into this Lease and to perform its obligations hereunder, that each person signing this Lease on behalf of the corporation or limited liability company is authorized to do so and that this Lease is binding upon the corporation or limited liability company in accordance with its terms.
a.All Exhibits and Addenda attached hereto are incorporated herein by this reference and made a part this Lease. If any provision contained in an Exhibit or Addendum is inconsistent with any other provision of this Lease, the provision contained in the Exhibit or Addendum shall supersede the provisions contained in herein unless otherwise provided.
b.This Lease and the Exhibits attached hereto contain all of the covenants, provisions, agreements, conditions and understandings between Landlord and Tenant concerning the Premises and any other matter covered or mentioned in this Lease, and no prior agreement or understanding, oral or written, express or implied, pertaining to the Premises or any such other matter shall be effective for any purpose. No provision of this Lease may be amended or added to except by an agreement in writing signed by the parties hereto or their respective successors in interest. The parties acknowledge that all prior agreements, representations and negotiations are deemed superseded by the execution of this Lease to the extent they are not expressly incorporated herein. Any warranties or representations not expressly contained herein will in no way bind either Landlord or Tenant, and Landlord and Tenant expressly waive all claims for damages by reason of any statement, representation, warranty, promise or agreement not contained in this Lease. The provisions of this Section shall survive expiration of the Lease Term or earlier termination of this Lease.
c.This Lease and the legal relations between the parties hereto shall be governed by and construed and enforced in accordance with the laws of the State of Arizona, without regard to its principles of conflicts of law. Any action brought to interpret, enforce, or construe any provision of this Lease shall be commenced and maintained in the Maricopa County Superior Court of the State of Arizona (or, as may be appropriate, in the Justice Courts of Maricopa County or in the United States District Court for the District of Arizona if, but only if, the superior court lacks or declines jurisdiction over such action). The parties irrevocably consent to jurisdiction and venue in such courts for such purposes and agree not to seek transfer or removal of any action commenced in accordance with the terms of this Section. Landlord and Tenant agree that any action or proceeding arising out of this Lease shall be heard by a court of competent jurisdiction sitting without a jury, and each hereby waives all rights to trial by jury. The terms of this Section shall survive the expiration of the Lease Term or earlier termination of this Lease.
d.The language of this Lease shall be construed to its normal and usual meaning and not strictly for or against either Landlord or Tenant. Each party has reviewed and revised this Lease and any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not apply to the interpretation hereof. This Lease shall be construed as a whole and in accordance with its fair meaning, and shall not be construed more strictly against one party hereto than against the other party merely by virtue of the fact that it may have been prepared by counsel for one of the parties. If any words or phrases in this Lease have been stricken, whether or not replaced by other words or phrases, this Lease shall be construed (if otherwise clear and unambiguous) as if the stricken matter never appeared and no inference shall be drawn from the former presence of the stricken matters in this Lease or from the fact that such matters were stricken.
e.The Section headings of this Lease are for convenience of reference only and shall not be deemed to modify, explain, restrict, alter or affect the meaning or interpretation of any provision hereof. Where

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the context requires herein, the word “person” will include corporation, firm, partnership, limited liability company or association, the singular shall be construed as the plural, and neuter pronouns shall be construed as masculine and feminine pronouns, and vice versa.
f.If there is more than one person comprising Tenant hereunder, (a) each of them is and shall be jointly and severally liable for the covenants, conditions, provisions and agreements of this Lease to be kept, observed and performed by Tenant; and (b) the act or signature of, or notice from or to, any one or more of them with respect to this Lease shall be binding upon each and all of the persons and entities executing this Lease as Tenant with the same force and effect as if each and all of them had so acted or signed, or given or received such notice.
g.If any provision of this Lease is found to be unenforceable, or is or becomes illegal because of any present or future law or regulation of any governmental body or entity effective during the Lease Term, the intention of the parties is that the remaining provisions of this Lease shall not be affected thereby.
h.Time is of the essence of each term and provision of this Lease.
i.Subject to the terms of Article 23 hereof entitled “Assignment, Subletting and Transfers of Ownership” and Article 31 hereof entitled “Sale by Landlord,” the terms and provisions of this Lease are binding upon and inure to the benefit of the parties hereto and their respective heirs, executors, administrators, successors and assigns. Except as otherwise provided herein, any indemnification or release of Landlord or Tenant hereunder shall include Landlord Parties or Tenant Parties, as applicable. The terms of the foregoing sentence shall survive the expiration of the Lease Term or earlier termination of this Lease.
j.All covenants and agreements to be performed by Tenant under any of the terms of this Lease will be performed by Tenant at Tenant’s sole cost and expense and without any abatement of Rent.
k.In consideration of Landlord’s covenants and agreements hereunder, Tenant hereby covenants and agrees not to disclose any terms, covenants or conditions of this Lease to any other party without the prior written consent of Landlord. The terms of this Section shall survive expiration of the Lease Term or earlier termination of this Lease.
l.If Tenant shall request Landlord’s consent and Landlord shall fail or refuse to give such consent, Tenant shall not be entitled to any damages for any withholding by Landlord of its consent; Tenant’s sole remedy shall be an action for specific performance or injunction, and such remedy shall be available only in those cases where Landlord has expressly agreed in writing not to unreasonably withhold its consent or where as a matter of law Landlord may not unreasonably withhold its consent. The terms of this Section shall survive the expiration of the Lease Term or earlier termination of this Lease.
m.As used herein, the term “Business Day” shall mean a day that is not a Saturday, Sunday or legal holiday. In the event that the first day a Notice shall be deemed given under this Lease, or the date for the performance of any covenant or obligation hereunder, shall fall on a Saturday, Sunday or legal holiday, the date such Notice shall be deemed given, or the date for performance of such covenant or obligation, shall be extended to the next Business Day. If any deadline or Notice date herein is extended to the next Business Day, and such deadline is used to calculate a subsequent date, the extended date that falls on the next Business Day shall be used to calculate the subsequent date. Unless otherwise provided in this Lease, all time periods shall be in calendar days.
n.Whenever a day is appointed herein on which, or a period of time is appointed during which, either party is required to do or complete any act, matter or thing, the time for the doing or completion thereof shall be extended by a period of time equal to the number of days on or during which such party is prevented from, or is reasonably interfered with, the doing or completion of such act, matter or thing because of labor disputes, civil commotion, war, warlike operation, sabotage, governmental regulations or control, fire or other casualty, inability to obtain materials, fuel or energy, weather or other acts of God, terrorism or other causes beyond such party’s reasonable control (financial inability excepted) (collectively, Force Majeure Delays”); provided, however, that nothing contained herein shall excuse Tenant from the prompt payment of any Rent.

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o.In addition to the actions recited herein and contemplated to be performed, executed, and/or delivered by the parties hereunder, each party shall, whenever and as often as it shall be requested by the other party, execute, acknowledge and deliver, or cause to be executed, acknowledged and delivered, such further instruments and documents as may be necessary in order to carry out the intent and purpose of this Lease, including without limitation execution of any documents reasonably requested to allow either party to deal with governmental entities, utility companies and other third parties from whom permits or approvals may be required. The terms of this Section shall survive the expiration of the Lease Term or earlier termination of this Lease.
p.If any Mortgagee of the Building requests reasonable modifications to this Lease, Tenant will not unreasonably withhold, delay or defer its written consent thereto, provided that such modifications do not materially increase the obligations of Tenant hereunder or materially and adversely affect Tenant’s leasehold interest.
q.Provided Tenant is not publicly traded, within ten (10) Business Days following Landlord’s written request, Tenant agrees to deliver to Landlord (but not more frequently than once in any calendar year) current financial statements of Tenant, prepared by a CPA and certified by an officer or principal of Tenant. Landlord shall hold any such information in confidence and shall use it only for the purpose of evaluating Tenant’s financial condition; provided, however, that Landlord shall be permitted to share such information with any Mortgagee or prospective purchaser of the Building or Premises.
r.Neither this Lease nor any memorandum hereof shall be recorded by Tenant. At the sole option of Landlord, Tenant and Landlord shall execute, and Landlord may record, a short form memorandum of this Lease in form and substance satisfactory to Landlord.
s.Tenant hereby acknowledges that the Premises is subject to the ADA and that the ADA may require substantial modifications to the use and/or physical structure of the Premises. Tenant further acknowledges that it will be solely responsible for determining the specific application of the ADA to the Premises. If Landlord provides space plans for all or any part of the Premises, Landlord makes no representations or warranties, express or implied, that such plans are in compliance with the ADA. Tenant shall be responsible for retaining qualified experts and legal counsel of their choice to detect and correct any aspect of the structure or use of the Premises, including without limitation any modifications of the structure or use reflected in any space plan and to determine the liability for ADA compliance under any transaction documents relating to the Premises. Tenant shall be solely responsible to modify the Premises as a result of any amendments or changes in the ADA occurring after the Commencement Date.
t.This Lease may be executed in as many counterparts as may be deemed necessary and convenient, and by the different parties hereto on separate counterparts, each of which, when so executed, shall be deemed an original, but all such counterparts shall constitute one and the same instrument. A party’s signature on this Lease or any amendment hereto may be provided by facsimile and shall be effective upon transmission to the other party hereto.
[SIGNATURES ON FOLLOWING PAGE]

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IN WITNESS WHEREOF, Landlord and Tenant have executed this Lease as of the date and year indicated by Landlord’s execution date as written below.

LANDLORD:	TENANT:
TERRA VERDE OWNER LLC,a Delaware limited liability company	THE JOINT CORP., a Delaware corporation
By: /s/ James R. Wentworth Name: James R. Wentworth Its: Authorized Signatory	By: /s/ Peter D. Holt Name: Peter D. Holt Its: CEO

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EXHIBITS:
A FLOOR PLAN
B WORK LETTER
C COMMENCEMENT DATE CERTIFICATE
D PARKING RULES AND REGULATIONS
E RULES AND REGULATIONS
F ROFR AVAILABLE SPACE
G EXISTING BUILDING SIGNAGE

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